Exhibit 10.20

SERIES F PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES F PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on November 4, 2020 (the “Execution Date”) by and among:

1.              Cloopen Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), whose registered office is located at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands;

2.              Cloopen Limited (云通讯（香港）有限公司), a company limited by shares incorporated under the Laws of Hong Kong (the “Holdco Subsidiary”), whose registered office is located at Flat/Rm 06, 3/F, Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong;

3.              Anxun Guantong (Beijing) Technology Co., Ltd. (安迅冠通（北京）科技有限公司), a limited liability company established under the Laws of the PRC (the “WFOE”), whose registered address is located at Room 1811, Floor 18, Yindu Plaza, No. 67, Fucheng Road, Haidian District, Beijing;

4.              Beijing Ronglian Yitong Information Technology Co. Ltd. (北京容联易通信息技术有限公司), a limited liability company established under the Laws of the PRC (the “Domestic Company”), whose registered address is located at Room A5, Northern Side, Floor 4, Building No.2, Courtyard No.72, Suzhou Street, Haidian District, Beijing;

5.              each of the entities listed in Schedule I attached hereto (each such entity, a “Domestic Company’s Wholly Owned Subsidiary” and collectively, the “Domestic Company’s Wholly Owned Subsidiaries”);

6.              each of the individuals and their respective holding companies listed in Schedule II attached hereto (each such individual, a “Principal” and collectively, the “Principals”; each such holding company, a “Holding Company” and collectively, the “Holding Companies”); and

7.              each of the entities listed in Schedule III attached hereto (each such entity, a “Series F Investor” and collectively, the “Series F Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    The Company holds 100% of the issued and outstanding shares of the Holdco Subsidiary and the Holdco Subsidiary in turn holds all the equity interest of the WFOE.

B.                                    The Group Companies are engaged in the business of providing cloud communication related services (the “Business”).

C.                                    The Series F Investors wish to invest in the Company by subscribing for the Series F Preferred Shares to be issued by the Company pursuant to the terms and subject to the conditions of this Agreement, and the Company wishes to issue and sell the Series F Preferred Shares to the Series F Investors pursuant to the terms and subject to the conditions of this Agreement.

Cloopen Series F Share Purchase Agreement

D.                                    The Parties desire to enter into this Agreement and make the respective representations, warranties, undertakings and agreements set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

1.1                               The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means the International Financial Reporting Standards (“IFRS”), a set of accounting standards developed by the International Accounting Standards Board that aims at making the company accounts understandable and comparable across international boundaries.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of the Investor, the term “Affiliate” also includes (x) any of such Investor’s general partners or limited partners, (y) the fund manager managing the Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (z) trusts Controlled by or for the benefit of any such Person referred to in (x) or (y). For the avoidance of any doubt, none of any Investor and any director and observer of any Group Company designated by any Investor shall be deemed as an Affiliate of any Group Company. Further, for the avoidance of doubt, with respect to New Oriental, its Affiliate shall include without limitation “New Oriental Education & Technology Group Inc.” and its Affiliates.

“Ancillary Agreements” means, collectively, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Share Restriction Agreement, the Indemnification Agreement, the Cooperation Documents, and the CVC Warrant, each as defined herein.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of five (5) percent or more of the outstanding Equity Securities of such corporation or organization (on a fully diluted and as converted basis), (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse. For the avoidance of doubt, none of the Investors and any director and observer of any Group Company designated by any Investor shall be deemed to be an Associate of any Group Company.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, mandatory provident scheme, occupational retirement scheme, retirement Contract or other employment compensation Contract or any other plan which provides or provided benefits (except for the salary, bonus or other benefits generally provided to the employees, officers, consultant, and/or directors of such Person or Social Insurance as required under the applicable Laws) for any past or present employee, officer, consultant, and/or director of a Person or with respect to which contributions (except for the contributions made in connection with the salary, bonus or other benefits generally provided to the employees, officers, consultant, and/or directors of such Person or Social Insurance as required under the applicable Laws) are or have been made on account of any past or present employee, officer, consultant, and/or director of such a Person.

“Baiyi High-tech” means Beijing Baiyi High-tech Information Technology Co., Ltd. (北京百益高科信息技术有限公司), a company incorporated under the Laws of the PRC.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Cooperation Agreement” means the business cooperation agreement to be entered into by and among relevant Group Companies and an Affiliate of Tencent in form and substance satisfactory to Tencent.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC and Hong Kong.

“Captive Structure” means the structure which is established through the Cooperation Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment, Financing and Round Trip Investment via Special Purpose Companies (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014] 37号)) issued by SAFE on July 4, 2014, including any of its applicable implementing rules or regulations.

“Class A Ordinary Shares” means the Class A Ordinary Shares of the Company, each with a par value of US$ 0.0001 per share.

“Class B Ordinary Shares” means the Class B Ordinary Shares of the Company, each with a par value of US$ 0.0001 per share.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by, or exclusively license to, the Group Companies.

“Company Registered IP” means all Intellectual Property for which registrations are owned by or held in the name of, or for which applications have been made in the name of, any Group Company.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means a legally binding contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Cooperation Documents” means the following contracts and instruments, as amended from time to time: (i) the Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between the WFOE and the Domestic Company on February 28, 2018, (ii) the Exclusive Option Agreement (独家购买权合同) entered into by and among the WFOE, the Domestic Company and the equity holders of the Domestic Company on August 28, 2019 and November 2, 2020 (solely with respect to Sequoia Shengde), (iii) the Power of Attorney (授权委托书) executed by each of the equity holders of the Domestic Company on August 28, 2019 and November 2, 2020 (solely with respect to Sequoia Shengde), (iv) the Equity Pledge Agreement (股权质押合同) entered into by and among the WFOE, the Domestic Company and the equity holders of the Domestic Company on August 28, 2019 and November 2, 2020 (solely with respect to Sequoia Shengde), and (v) the Spousal Consents (同意函) executed by the spouse (if any) of each ultimate equity holder of the Domestic Company on August 28, 2019.

“CVC” means Novo Investment HK Limited, a limited liability company formed under the Laws of Hong Kong, and its successors in title, and its permitted assigns and transferees.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOP” means, employees stock option plan of the Company duly approved by the Board and such other arrangements, contracts, or plans as are recommended by management and approved by the Board in accordance with the Shareholders Agreement and Memorandum and Articles, including but not limited to 2016 Share Plan of the Company adopted by the Company on February 22, 2017.

“FCPA” means Foreign Corrupt Practices Act of the United States of America, as amended from time to time.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the Holdco Subsidiary, WFOE, the Domestic Company, the Domestic Company’s Wholly Owned Subsidiaries, Beijing Yunrong Tianxia Technology Co., Ltd. (北京云融天下科技有限公司), Sichuan Yuntongda Technology Co., Ltd. (四川云通达科技有限公司), Beijing Tianhe Brother Technology Co., Ltd. (北京天合兄弟科技有限公司), Beijing Pino Panorama Technology Co., Ltd. (北京派诺全景科技有限公司), Cloopen Corporation (Cloopen 株式会社), and together with each Subsidiary of any of the foregoing, and “Group” or  “Group Companies” refers to all of Group Companies collectively.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China, abbreviated as “HK”.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Indemnitee(s)” means the Series F Investors, and their respective Affiliates, officers, directors, employees, members, limited partners, representatives, agents, successors and assigns.

“Independent Expert” means a senior accountant from any one of the “Big Four” accounting firms, other than the Company’s auditor appointed at the relevant time, appointed as expert jointly by the relevant Indemnitees on one hand, and the Warrantors on the other hand, or, if such Indemnitees on one hand, and the Warrantors on the other hand could not reach agreement on the person to be appointed within five (5) Business Days of one party requesting such appointment, the senior accountant from an internationally recognized firm of accountants appointed by the President of the Hong Kong Institute of Certified Public Accountants at the request of either such Indemnitees on one hand, or the Warrantors on the other hand.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Investor” or “Investors” has the meaning set forth in the Shareholders Agreement.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares or any Group Company of its Equity Securities pursuant to a Registration Statement that is filed with and declared effective by the Commission under the Securities Act, or the China Securities Regulatory Commission (CSRC), or the Stock Exchange of Hong Kong Limited, or another Governmental Authority for a public offering.

“Key Employees” means the employees of the Group Companies listed in Schedule IV.

“Knowledge” means, with respect to the Warrantors, the actual knowledge of such Warrantor, and that knowledge which should have been acquired by each such individual after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all officers, directors and employees of the Group who could reasonably be expected to have knowledge of the matters in question.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, Law, equity or otherwise.

“Majority Series F Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series F Preferred Shares (voting together as a single class and on an as-converted basis), including Tencent, New Oriental and CVC (upon and after the exercise of the CVC Warrant), provided that each of Tencent, New Oriental and CVC holds no less than fifty percent (50%) of the Series F Preferred Shares it purchased at the Closing respectively (i.e., with respect to Tencent, 5,899,843 Series F Preferred Shares; with respect to New Oriental, 3,817,545 Series F Preferred Shares; with respect to CVC, 5,899,843 Series F Preferred Shares upon and after the exercise of the CVC Warrant, as adjusted for any share dividends, splits, combinations, recapitalizations or similar events).

“Material Adverse Effect”  means any (i) event, occurrence, fact, condition, change or development that has had or has individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, assets (including intangible assets), operations, results of operations, condition (financial or otherwise), prospects, assets or liabilities of the Group taken as a whole, (ii) material impairment of the ability of any Party (other than the Series F Investors) to perform its obligations of such Party under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party hereto or thereto (other than Series F Investors).

“Memorandum and Articles” means the seventh amended and restated memorandum of association of the Company and the seventh amended and restated articles of association of the Company attached hereto as Exhibits A, respectively, to be adopted in accordance with applicable Law on or before the Closing.

“MOFCOM” means the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is delegated or authorized by the Ministry of Commerce to examine and approve such matter under the Laws of the PRC.

“NDRC” means national office of the National Development and Reform Commission of the PRC and its local counterparts.

“New Oriental” means VM EDU Fund I, L.P.

“ODI Approvals” means (i) the receipt of Project Registration Notice (《项目备案通知书》) (or any equivalent document as amended/renamed) issued by NDRC, (ii) the receipt of Enterprise Overseas Direct Investment Certificate (《企业境外投资证书》) (or any equivalent document as amended/renamed) issued by MOFCOM and (iii) (A) the completion of the registration with a PRC bank designated by SAFE and the receipt of the Business Registration Certificate (《业务登记凭证》) (or any equivalent document as amended/renamed) authorizing the conversion of an amount of RMB into US dollars equal to relevant amount of the purchase price of each applicable Investor and the remittance of such purchase price out of the PRC, or (B) to the extent permitted by the PRC Laws, other applicable documents allowing or achieving the result of the due payment of such purchase price in US dollars.

“Order No. 10” means the Rules for Mergers with and Acquisitions of Domestic Enterprises by Foreign Investor 《关于外国投资者并购境内企业的规定》 jointly issued by the MOFCOM, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the SAMR, the China Securities Regulatory Commission and the SAFE on August 8, 2006 and amended by the MOFCOM on June 22, 2009.

“Ordinary Shares” means the Company’s ordinary shares, including the Class A Ordinary Shares and the Class B Ordinary Shares, each with a par value of US$ 0.0001 per share.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, or (ii) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (y) were not incurred in connection with the borrowing of money.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series E-1 Preferred Share and the Series F Preferred Shares.

“Prohibited Person” means any Person that is (1) a national or resident of any U.S. embargoed or restricted country, (2) included on, or Affiliated with any Person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions, (3) a member of any PRC military organization, or (4) a Person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

“Purchase Price” means the amount of purchase price set forth opposite each Series F Investor’s name on Schedule III;

“Purchased Shares” means a total of 31,581,509 Series F Preferred Shares to be issued to Series F Investors (except for CVC) upon the Closing and 11,799,685 Series F Preferred Shares to be issued upon the exercise of CVC Warrant pursuant to this Agreement;

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

“Related Party” means any Affiliate, director, Key Employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing. For the avoidance of any doubt, none of any Investor and any director and observer of any Group Company designated by any Investor shall be deemed as a Related Party of any Group Company.

“Restructuring” means the establishment of the Captive Structure.

“Right of First Refusal & Co-Sale Agreement” means the Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement to be entered into by and among the parties named therein on or prior to the Closing, which shall be in the form attached hereto as Exhibit B.

“SAFE” means the State Administration of Foreign Exchange of the PRC or, with respect to any matter to be submitted for examination and approval by or for registration with the State Administration of Foreign Exchange of the PRC, any Governmental Authority which is delegated or authorized by the State Administration of Foreign Exchange of the PRC to examine and approve or to effect the registration of such matter under the Laws of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37, and any other applicable SAFE rules and regulations.

“SAMR” means the State Administration for Market Regulation of the PRC or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Market Regulation, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time, and the rules and regulations promulgated thereunder (or comparable Laws in jurisdictions other than the United States).

“Sequoia Shengde” means Beijing Sequoia Shengde Equity Investment Center (Limited Partnership) (北京红杉盛德股权投资中心(有限合伙)).

“Series A Preferred Shares” means the series A preferred shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the series B preferred shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the series C preferred shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D Preferred Shares” means the series D preferred shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E Preferred Shares” means the series E preferred shares of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E-1 Preferred Share” means the series E-1 preferred share of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F Preferred Share” means the series F preferred share of the Company, each with a par value of US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholders Agreement” means the Sixth Amended and Restated Shareholders Agreement to be entered into by and among the parties named therein on or prior to the Closing, which shall be in the form attached hereto as Exhibit C.

“Share Restriction Agreement” means the Sixth Amended and Restated Share Restriction Agreement to be entered into by and among the Investors, the Company, each Principal and its Holding Company, and other parties named therein on or prior to the Closing, each of which shall be in the form attached hereto as Exhibit D.

“Social Insurance” means any form of social insurance required under applicable Laws, including without limitation, the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, including all source code and executable code, whether embodied in software, firmware or otherwise, documentation, development tools, designs, files, verilog files, RTL files, HDL, VHDL, net lists, records, data and mask works; and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority on the Group Companies in connection with any item described in clauses (a) and (b) above and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Tencent” means Image Frame Investment (HK) Limited.

“Transaction Documents” means this Agreement, the Ancillary Agreements, and the Memorandum and Articles and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S. real property holding corporation” has the meaning as defined in the Code.

“U.S.” or “US” means the United States of America.

“Warrantors” means, collectively, the Group Companies, the Principals and the Holding Companies, and a “Warrantor” means any of the foregoing.

1.2                               Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Agreement	Preamble
Arbitration Notice	Section 12.4 (i)
Balance Sheet	Section 3.11
Breach	Section 11.1
Business	Preamble
Cloopen Japan	Section 2.3 (ii)
Closing	Section 2.4 (i)
Closing Date	Section 2.4 (i)
Company	Preamble
Company IP	Section 3.19 (i)
Compliance Laws	Section 3.16 (i)
CVC Warrant	Section 2.2
Disclosure Schedule	Section 3
Dispute	Section 12.4 (i)
Domestic Company	Preamble
Entitlement	Section 3.17 (ii)
Expenses	Section 12.9
Financial Statements	Section 3.11
Financing Terms	Section 8
GDPR	Section 3.30
HKIAC	Section 12.4 (ii)
HKIAC Rules	Section 12.4 (ii)
Holding Company	Preamble
Holdco Subsidiary	Preamble
Indemnification Agreement	Section 5.1(vii)
Licenses	Section 3.19 (v)
Long Stop Date	Section 10.1
Loss	Section 11.1
Material Contracts	Section 3.15 (i)
Party/Parties	Preamble
Personal Information	Section 3.30
Principal	Preamble
Proceeds	Section 2.5
Representatives	Section 3.16 (i)
Required Governmental Consents	Section 3.8 (iii)
SEC	Section 4.3
Security Holder	Section 3.8(v)
Series F Investor(s)	Preamble
Series F Nominee	Section 7.8
Statement Date	Section 3.11
WFOE	Preamble
WFOE Capital Injection Obligation	Section 2.6

2.    Purchase and Sale of Purchased Shares.

2.1                               Sale and Issuance of the Purchased Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each of the Series F Investors (except for CVC) shall, severally but not jointly, subscribe for and purchase from the Company, and the Company shall issue, allot and sell to each of such Series F Investors, such number of Series F Preferred Shares as set forth opposite such Series F Investor’s name in Schedule III attached hereto, at their respective Purchase Price as set forth opposite such Series F Investor’s name in the column of “Purchase Price” in Schedule III attached hereto.

2.2                               Issuance of the CVC Warrant. Subject to the terms and conditions of this Agreement, the Company shall, at the Closing, issue to CVC a warrant in form and substance as attached hereto as Exhibit F (the “CVC Warrant”), under which CVC is entitled to, within the exercise period thereof, exercise the CVC Warrant in whole and pay the exercise price in an amount equal to the Purchase Price as set forth opposite CVC’s name in the column of “Purchase Price” in Schedule III attached hereto to subscribe for 11,799,685 Series F Preferred Shares.

2.3                               Purchase Prices.  The Purchase Price payable by each Series F Investor (except for CVC) shall be paid, severally but not jointly, by such Series F Investor, in accordance with Section 2.4(iii).

2.4                               Closing.

(i)                                     Closing.  The consummation of the sale and issuance of the Purchased Shares to any Series F Investor (except for CVC) pursuant to Section 2.1 hereof and the issuance of the CVC Warrant to CVC pursuant to the Section 2.2 hereof (the “Closing”, and the date of the Closing, the “Closing Date”) shall take place remotely via the exchange of documents and signatures as soon as practicable, but in no event later than ten (10) Business Days after all closing conditions specified in Section 5.1 and Section 6.1 hereof have been waived or satisfied (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time and place as the Company and such Series F Investor shall mutually agree in writing.

(ii)                                  Deliveries by the Company at the Closing.

(a)                                 At the Closing, in addition to any items the delivery of which is made an express condition to the obligations of any Series F Investors (except for CVC) at the Closing pursuant to Section 5.1 hereof, the Company shall deliver to such Series F Investor (x) a scanned copy of the updated register of members of the Company, certified by the Company’s registered office provider or the administrator, reflecting the issuance of the applicable Purchased Shares to such Series F Investor, (y) a scanned copy of the share certificate issued in the name of such Series F Investor representing the applicable Purchased Share being purchased by such Series F Investor, (z) a scanned copy of the updated register of directors of the Company, certified by the Company’s registered office provider or the administrator, reflecting the appointment of an individual designated by New Oriental as a new director of the Company (the “New Oriental Director”).

(b)                                 At the Closing, in addition to any items the delivery of which is made an express condition to CVC’s obligations at the Closing pursuant to Section 5.1 hereof, the Company shall deliver to CVC (x) a copy of CVC Warrant in accordance with Section 2.2, and (y) a scanned copy of the register of warrant holders of the Company, certified by the Company’s registered office provider or the administrator, reflecting the issuance of the CVC Warrant being issued hereunder.

(iii)                               Deliveries by the Series F Investors at the Closing.

(a)                                 At the Closing, in addition to any items the delivery of which is made an express condition to the Company’s obligations at the Closing pursuant to Section 6.1 hereof, each of the Series F Investors (except for CVC) shall, severally but not jointly, pay their respective portion of the Purchase Price as set out opposite its name in Schedule III by wire transfer of immediately available funds in U.S. dollars to an account designated by the Company, provided that each wire transfer instruction in the form and substance satisfactory to such Series F Investor has been delivered to such Series F Investor at least five (5) Business Days prior to the Closing by the Company. For the avoidance of doubt, CVC’s Purchase Price shall be paid pursuant to the terms and conditions of the CVC Warrant.

(b)                                 Notwithstanding anything to the contrary under this Agreement, the Series F Investors’ respective obligations, undertakings, warranties, representations and liabilities under this Agreement are several and not joint.  In the event that any of the Series F Investors fails to close the purchase and sale of the applicable Purchased Shares pursuant to this Agreement, unless otherwise provided under this Agreement, the rights and obligations of any other Series F Investors shall not be reduced, impaired or affected thereby.

2.5                              Pre-money Valuation.  The total price payable by the Series F Investors for purchasing all of the Purchased Shares represents a pre-money valuation of the Company of US$700,000,000, on a fully diluted and as-converted basis, including without limitation, the 29,525,465 Ordinary Shares to be reserved under the Employee Share Option Plan.

2.6                              Use of Proceeds.  The Company shall use the proceeds from the issuance and sale of the Purchased Shares (the “Proceeds”) for purpose of the business expansion, capital expenditures and general working capital needs of the Group Companies in accordance with the budgets and business plans of the Company duly approved in accordance with the Charter Documents of the Company. The Group Companies shall use the Proceeds in accordance with all applicable Laws, including without limitation any SAFE Rules and Regulations. The Proceeds shall not be used in the payment of any debts or obligations of any Group Company or its Subsidiaries or any Principal or in the repurchase or cancellation of securities held by any shareholders of the Group Companies without the prior consent of all the Series F Investors. Unless otherwise as determined by the Board in accordance with the Memorandum and Articles, the Company shall, and the Warrantors shall cause the Company to, take all necessary steps to enable the Company to invest at least 97% of the Proceeds in the WFOE as its direct/indirect contribution to the WFOE’s registered capital as soon as practicable  with retention by the Company of such reasonable amount as the Company may deem necessary and appropriate and to the Series F Investors’ satisfaction, which is no more than 3% of the Proceeds, to fulfill any of its payment obligations towards the maintenance and administration of the Company, the Holdco Subsidiary and Cloopen 株式会社 (“Cloopen Japan”) (the aforesaid obligation of the Company, the “WFOE Capital Injection Obligation”). For the avoidance of doubt, the WFOE Capital Injection Obligation shall automatically terminate upon the consummation of an IPO of the Company.

3.                                      Representations and Warranties of the Warrantors.  Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Warrantors to the Series F Investors as of the Execution Date (attached as Schedule VII of this Agreement, the “Disclosure Schedule”), each of the Warrantors jointly and severally represents and warrants to the Series F Investors that the following statements are true, correct and not misleading as of the Execution Date and as of the Closing Date (solely with respect to CVC, the exercise date of the CVC Warrant) as if repeated on such date (or, if such representations and warranties are made with respect to a certain date, as of such date).

3.1                               Organization, Good Standing and Qualification.  Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents and Cooperation Documents to which it is a party.  Each Group Company has the appropriate and necessary licenses and approvals, to or is otherwise qualified to do business in the jurisdiction where it was incorporated and failure to be so qualified would be a Material Adverse Effect.  Each Group Company that is a PRC entity has a valid business license issued by the SAMR or its local branch or other relevant Government Authorities (a true and complete copy of which has been delivered to the Series F Investors), and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license in all material aspects.

3.2                               Capitalization and Voting Rights.

(i)                                     As of the date of this Agreement, the authorized share capital of the Company is US$50,000 divided into a total of 500,000,000 shares, among which (a) a total of  213,004,398 authorized Class A Ordinary Shares, each with a par value of US$ 0.0001 per share, 41,932,446 of which are issued and outstanding, and 29,525,465 of which have been reserved for issuance to officers, directors, employees or consultants of the Company pursuant to ESOP; (b) a total of 171,476,782 authorized Class B Ordinary Shares, 55,957,962 of which are issued and outstanding, each with a par value of US$0.0001 per share; (c) a total of 18,642,038 authorized Series A Preferred Shares, all of which are issued and outstanding, each with a par value of US$ 0.0001 per share; (d) a total of 19,617,225 authorized Series B Preferred Shares, all of which are issued and outstanding, each with a par value of US$ 0.0001 per share; (e) a total of 44,659,956 authorized Series C Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding; (f) a total of 12,462,157 authorized Series D Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding; (g) a total of 20,137,444 authorized Series E Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding .

(ii)                                  Company.  The authorized share capital of the Company immediately prior to the Closing shall be US$50,000 divided into (a) a total of 126,242,010 authorized Class A Ordinary Shares, each with a par value of US$ 0.0001 per share, 41,932,446 of which are issued and outstanding, and 29,525,465 of which have been reserved for issuance to officers, directors, employees or consultants of the Company pursuant to ESOP; (b) a total of 214,857,976 authorized Class B Ordinary Shares, 55,957,962 of which are issued and outstanding, each with a par value of US$0.0001 per share; (c) a total of 18,642,038 authorized Series A Preferred Shares, all of which are issued and outstanding, each with a par value of US$ 0.0001 per share; (d) a total of 19,617,225 authorized Series B Preferred Shares, all of which are issued and outstanding, each with a par value of US$ 0.0001 per share; (e) a total of 44,659,956 authorized Series C Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding; (f) a total of 12,462,157 authorized Series D Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding; (g) a total of 20,137,444 authorized Series E Preferred Shares, each with a par value of US$ 0.0001 per share, all of which are issued and outstanding; (h) 31,581,509  authorized Series F Preferred Shares with a par value of US$ 0.0001 per share, to be issued upon the Closing and 11,799,685 authorized Series F Preferred Shares with a par value of US$ 0.0001 per share, to be issued upon the exercise of CVC Warrant pursuant to this Agreement. The capitalization table of the Company immediately before, after the Closing is listed in Schedule VI hereto. Section 3.2(ii) of the Disclosure Schedule sets forth the capitalization table of each Group Company immediately prior to the Closing and immediately after the Closing, in each case reflecting all then outstanding and authorized Equity Securities of such Group Company.

(iii)                               Holdco Subsidiary.  The authorized share capital of the Holdco Subsidiary is and immediately prior to and following the Closing shall be HK$10,000, divided into 10,000 shares of HK$1.00 each, 1 of which is issued and outstanding and held by the Company.

(iv)                              The WFOE.  The registered capital of the WFOE is set forth opposite its name on Section 3.2(ii) of the Disclosure Schedule. The Holdco Subsidiary is the sole legal and beneficial owner of one hundred percent (100%) of the equity interest of the WFOE.

(v)                                 Domestic Company.  The registered capital of the Domestic Company as of the date of this Agreement is set forth opposite its name on Section 3.2(ii) of the Disclosure Schedule, together with an accurate list of the owners of such registered capital.

(vi)                              Other Group Companies.  The authorized and outstanding Equity Securities of each other Group Company other than the Company, the Holdco Subsidiary and the WFOE and the Domestic Company (if any) is set forth on Section 3.2(ii) of the Disclosure Schedule, together with an accurate list of the owners of such registered capital.

(vii)                           No Other Securities.  Except for (a) the conversion privileges of the Preferred Shares and Ordinary Shares as contemplated under the Transaction Documents, and (b) certain rights provided in the Memorandum and Articles, the Shareholders Agreement, the Right of First Refusal & Co-Sale Agreement, the Share Restriction Agreement and the Cooperation Documents and (c) certain rights as disclosed in Section 3.2(vii) of the Disclosure Schedule, (1) there are no and at the Closing there shall be no other authorized or outstanding Equity Securities of any Group Company, other than the shares issued or reserved pursuant to this Agreement; (2) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to the extent provided by applicable PRC Laws) or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities; and (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company.  Except as set forth in the Shareholders Agreement, the Company has not granted any registration or information rights to any other Person, nor is the Company obliged to list any of the Equity Securities of any Group Companies on any securities exchange.  Except as contemplated under the Transaction Documents and the Cooperation Documents and disclosed in Section 3.2(vii) of the Disclosure Schedule, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company.

(viii)                        Issuance and Status.  All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts.  All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued, are fully paid (or subscribed for) and non-assessable, and are and shall be free of any and all Liens (except for any restrictions on transfer under the Cooperation Documents, the Ancillary Agreements, Section 3.2(viii) of the Disclosure Schedule and applicable Laws).  Except as contemplated under the Transaction Documents or disclosed in Section 3.2(viii) of the Disclosure Schedule, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company (other than those relating to ESOP) or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company.  All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(ix)                              Title.  Each Group Company is the sole record and beneficial holder of all of the Equity Securities set forth opposite its name on Section 3.2(ii) of the Disclosure Schedule, free and clear of all Liens of any kind other than those arising under applicable Law or as set forth in the Cooperation Documents. All the historical changes to the share capital of each Group Company and historical transfer and/or subscription of equity interests in each Group Company were made in compliance with the applicable Laws, and all considerations for requiring and/or subscribing equity interests of any Group Company has been fully paid and there is no liabilities and disputes related to such transfer and/or subscription of equity interests.

3.3                               Corporate Structure; Subsidiaries.  Section 3.3 of the Disclosure Schedule sets forth a complete and accurate structure chart showing Group Companies, and indicating the ownership and Control relationships among all Group Companies, the nature of the legal entity which each Group Company constitutes, the jurisdiction in which each Group Company was organized, and each jurisdiction in which each Group Company is required to be qualified or licensed to do business as a foreign Person.  No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement.  No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person other than the committed capital contributions of the Holdco Subsidiary in the WFOE or as disclosed in Section 3.3 of the Disclosure Schedule.  The Company was formed solely to acquire and hold the shares in the Holdco Subsidiary and since its formation has not engaged in any other business. The Group does not engage in any business other than the Business.  No Principal or Holding Company, and no Person owned or controlled by any Principal or Holding Company (other than a Group Company), is engaged in the Business or has any assets in relation to the Business or any Contract with any Group Company other than those disclosed in Section 3.3 of the Disclosure Schedule.

3.4                               Authorization.  Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder.  All action on the part of each party to the Transaction Documents (other than the Series F Investors) (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale and delivery of the Purchased Shares, has been taken or will be taken prior to the Closing.  Each Transaction Document has been, or will be on or prior to the Closing, duly executed and delivered by each Warrantor and, when executed and delivered, constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Law relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5                               Valid Issuance of Purchased Shares.  The Purchased Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Ancillary Agreements).  The Purchased Shares will be reserved at the Closing for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Ancillary Agreements).  The issuance of the Purchased Shares is not subject to any preemptive rights, rights of first refusal or similar rights other than those that have been or will be duly waived prior to the Closing in full. All presently outstanding Ordinary Shares and Preferred Shares of the Company were duly and validly issued, fully paid and non-assessable, and are free and clear of any liens and free of restrictions on transfer (except for any restrictions on transfer under applicable Laws relating to securities and the Transaction Documents) and have been issued in compliance with the requirements of all applicable Laws and regulations relating to securities, including, to the extent applicable, the Securities Act.

3.6                               Consents; No Conflicts.  Except as otherwise disclosed in Section 3.6 of the Disclosure Schedule, where explicitly and mandatorily required by the applicable Laws, all Consents from or with any Governmental Authority or any other Person required in connection with the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in each case on the part of any party thereto (other than the Series F Investors) have been duly obtained or completed (as applicable) and are in full force and effect.  The execution, delivery and performance of each Transaction Document by each party thereto (other than the Series F Investors) do not, and the consummation by each such party of the transactions contemplated thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of any Group Company, (ii) result in any violation of, be in conflict with, or constitute a default under, any Governmental Order or any applicable Law (including without limitation, Order No.10 and the SAFE Rules and Regulations), (iii) result in any violation of, be in conflict with, or constitute a default under, or give rise to any material right of termination, amendment, modification, acceleration or cancellation under, or give rise to any augmentation or acceleration of any Liability of any Group Company under, any Material Contract, or (iv) result in the creation of any Lien upon any of the properties or assets of any Group Company other than Permitted Liens.

3.7                               Offering.  Subject in part to the accuracy of the Series F Investors’ representations set forth in Section 5 hereof, the offer, sale and issuance of the Purchased Shares are, and the issuance of the Purchased Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

3.8                               Compliance with Laws; Consents.

(i)                                     Except for as described in Section 3.8(i) of the Disclosure Schedule, each Group Company is, and has been, in compliance in all material respects with all applicable Laws. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Laws in any material respect, or (b) may give rise to any material obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.  None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing.  To the Knowledge of the Warrantors, no Group Company is under investigation with respect to a violation of any Law.

(ii)                                  The Restructuring shall have been duly completed in accordance with all applicable Laws. Neither the Restructuring nor the Cooperation Documents (individually or when taken together) violate any applicable Laws (including without limitation SAFE Rules and Regulations, Order No. 10 and any other applicable PRC rules and regulations).

(iii)                               Where explicitly and mandatorily required by the applicable Laws, all Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted, including but not limited to the Consents from or with MOFCOM, SAMR, SAFE, the Ministry of Industry and Information Technology, any Tax bureau, customs authorities, and product registration authorities and the local counterpart thereof, as applicable (or any predecessors thereof, as applicable) (collectively, the “Required Governmental Consents”), have been duly obtained or completed in accordance with all applicable Laws. Section 3.8(iii) of the Disclosure Schedule is a complete list of all material Required Governmental Consents related to the business operations of each Group Company it currently conducts, together with the name of the entity issuing each such Required Governmental Consent.

(iv)                              Except those Required Governmental Consents as disclosed to the Series F Investors in the Disclosure Schedule, the Warrantors possess no Required Governmental Consent which contains any materially burdensome restrictions or conditions, and each Required Governmental Consent is in full force and effect and shall remain in full force and effect upon the consummation of the transactions contemplated hereby.  None of the Group Companies is in default in any material respect under any Required Governmental Consent.  To the Knowledge of the Warrantors, there is no reason to believe that any Required Governmental Consent which is subject to periodic renewal will not be granted or renewed.  No Group Company has received any letter or other communication from any Governmental Authority threatening or providing notice of revocation of any Required Governmental Consent issued to any Group Company or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by any Group Company.

(v)                                 Each holder or beneficial owner of an Equity Security of a Group Company (each, a “Security Holder”) has complied with all reporting and/or registration requirements (including filings of amendments to existing registrations) under the SAFE Rules and Regulations, and has made all oral or written filings, registrations, reporting or any other communications explicitly and mandatorily required by SAFE, or any of its local branches.  No Group Company has, nor, to the Knowledge of the Warrantors, has any Security Holder, received any oral or written inquires, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with SAFE Rules and Regulations.

(vi)                              Except as disclosed in the Disclosure Schedule, (A) any purchase or acquisition of enterprises by any Group Company (including but not limited to the acquisition by the Domestic Company of Baiyi High-tech, Beijing Ronglian Huitong Information Technology Co., Ltd.（北京容联汇通信息技术有限公司）, Beijing Ronglian Guanghui Technology Co., Ltd.（北京容联光辉科技有限公司）, Shenzhen Zhongtian Wangjing Technology Co., Ltd.（深圳市中天网景科技有限公司）), shall have been duly completed in accordance with all applicable Laws; and (B) such purchase or acquisition have not violated any applicable Laws (including without limitation tax related Laws, SAFE Rules and Regulations, Order No. 10 and any other applicable PRC rules and regulations), and will not adversely affect the initial public offering of the Company.

3.9                               Tax Matters.

(i)                                     Each Group Company (a) has timely filed all Tax Returns that are required to have been filed by it with any Governmental Authority, provided that if failure to do so will cause a Material Adverse Effect to the Group Companies taken as a whole, (b) has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, provided that if failure to do so will cause a Material Adverse Effect to the Group Companies taken as a whole, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (a) and (b), unpaid Taxes or penalties that are in contest with Tax authorities by Group Company in good faith or nonmaterial in amount.

(ii)                                  Each Tax Return referred to in paragraph (i) above was properly prepared in compliance with applicable Law and was (and will be) true, correct and complete in all respects.  None of such Tax Returns contains a statement that is false or misleading or omits any matter that is required to be included or without which the statement would be false or misleading.  No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate Tax authority or in such Tax Return, as may be required by Law.  All records relating to such Tax Returns or to the preparation thereof required by applicable Law to be maintained by applicable Group Company have been duly maintained.  No written claim has been made by a Governmental Authority in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

(iii)                               The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and there are no unresolved questions or claims concerning any Tax Liability of any Group Company.  Since the Statement Date (as defined below), no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.  There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and to the Knowledge of the Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(iv)                              No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes.  No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(v)                                 All Tax credits and Tax holidays enjoyed by the Group Company established under the Laws of the PRC under applicable Laws since its establishment have been in compliance with all applicable Laws and is not subject to reduction, revocation, cancellation or any other changes (including retroactive changes) in the future, except through change in applicable Laws published by relevant Governmental Authority.

(vi)                              No Group Company is or has ever been a PFIC or CFC or a U.S. real property holding corporation.  No Group Company anticipates that it will become a PFIC or CFC or a U.S. real property holding corporation for the current taxable year or any future taxable year.

(vii)                           The Company is treated as a corporation for U.S. federal income tax purposes.

(viii)                        For purpose of this Section 3.9, any and all Taxes in excess of RMB 100,000 shall be deemed “material”.

3.10                        Charter Documents; Books and Records.  The Charter Documents of each Group Company are in the form provided to the Series F Investors.  Each Group Company has been in compliance with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents.  Each Group Company has made available to the Series F Investors or its counsel a copy of its minute books.  Such copy is true, correct and complete, and contains all amendments and all minutes of meetings and actions taken by its shareholder(s) and director(s) since the time of formation through the date hereof and reflects all transactions referred to in such minutes accurately in all material respects.  Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with the Accounting Standards. None of the books of account or records of any Group Company contains any falsified entries. The register of members and directors (if applicable) of each Group Company is correct, there has been no notice of any proceedings to rectify any such register, and to the Knowledge of the Warrantors there are no circumstances which might lead to any application for its rectification.  All documents requiring to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Companies is being incorporated have been properly made up and filed.

3.11                        Financial Statements.  The Group Companies have delivered to the Series F Investors unaudited and consolidated balance sheet and statements of income and cash flow of the Group Companies as of December 31, 2019, and the unaudited consolidated balance sheet and statements of income and cash flow for each Group Company as of June 30, 2020, (“Financial Statements”, with June 30, 2020 being the “Statement Date”). The Financial Statements (a) have been prepared in accordance with the books and records of the Group, (b) fairly and truly present in all material respects the financial condition and position of the Group as of the dates indicated therein and the results of operations and cash flows of the Group for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material, and (c) were prepared in accordance with the Accounting Standards applied on a consistent basis throughout the periods involved.  The audited annual revenue of the Group Companies as of December 31, 2019 shall not be less than 90% of unaudited annual revenue of the Group Companies as of December 31, 2019 as shown in the Financial Statements delivered to any Series F Investor most recent to the date hereof. All of the accounts receivable owing to any of the Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the Accounting Standards), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables.  Except as disclosed in the Disclosure Schedule and the Financial Statements, to the knowledge of the Warrantors, there is no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company, and none of the material receivables owing to any Group Company (i) has been due for more than sixty (60) days, (ii) is payable by an account debtor that is insolvent or bankrupt or (iii) has been pledged to any third party by any Group Company.

3.12                        Changes.  Except as disclosed in Section 3.12 of the Disclosure Schedule, since the Statement Date, each Group Company (i) has operated its business in the ordinary course consistent with its past practice, (ii) used its reasonable best efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice.  Since the Statement Date, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business, and, except as contemplated in this Agreement, there has not been by or with respect to any Group Company:

(i)                                     any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to its business, whether tangible or intangible, except in the ordinary course of business consistent with its past practice;

(ii)                                  any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof;

(iii)                               any waiver, termination, cancellation, settlement or compromise of a valuable right, debt or claim;

(iv)                              any incurrence, creation, assumption, repayment, satisfaction, or discharge of (1) any Lien (other than Permitted Liens) or (2) any Indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution, except in the ordinary course of business and consistent with its past practice;

(v)                                 any amendment to or termination of any Material Contract, any entering of any new Contract that would have been a Material Contract if in effect on the date hereof, or any amendment to or waiver under any Charter Document;

(vi)                              any material change in any compensation arrangement or Contract with any employee of any Group Company, or adoption of any new Benefit Plan, or made any change in any existing Benefit Plan;

(vii)                           any declaration, setting aside or payment or other distribution in respect of any Equity Securities of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Securities by any Group Company;

(viii)                        any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operation or business of any Group Company;

(ix)                              any material change in accounting methods or practices or any revaluation of any of its assets;

(x)                                 except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of any material Taxes, settlement of any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, entry or change of any material Tax election, change of any method of accounting resulting in a material amount of additional Tax or filing of any material amended Tax Return;

(xi)                              any commencement or settlement of any Action;

(xii)                           any authorization, sale, issuance, transfer, pledge or other disposition of any Equity Securities of any Group Company;

(xiii)                        any resignation or termination of employment of any Key Employee of any Group Company, any indication of a Key Employee’s intention to terminate his/her employment with any Group Company, or any resignation or termination of employment of any group of employees of any Group Company;

(xiv)                       any transaction with any Related Party that is not a Group Company; or

(xv)                          any agreement or commitment to do any of the things described in this Section 3.12.

3.13                        Actions.  There is no Action pending or, to the Knowledge of the Warrantors, threatened against or affecting any Group Company or any of its officers, directors or employees with respect to its businesses or proposed business activities, or, to the Knowledge of the Warrantors, any officers, directors or employees of any Group Company in connection with such person’s respective relationship with such Group Company, nor to the Knowledge of the Warrantors is there any basis for any of the foregoing.  By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other parties.  There is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties.  There is no Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action.  No Governmental Authority has at any time challenged or questioned in writing the legal right of any Group Company to conduct in any respect its business as presently being conducted.

3.14                        Liabilities.  No Group Company has any Liabilities except for (i) liabilities set forth in the Balance Sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed US$100,000 in the aggregate.  None of the Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable.  None of the Group Companies is a guarantor or indemnitor of any Liabilities of any other Person (other than a Group Company).

3.15                        Commitments.

(i)                                     Section 3.15(i) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts.  “Material Contracts” means, collectively, each Contract to which a Group Company or any of its properties or assets is bound or subject to that is currently effective and (a) involves obligations (contingent or otherwise) or payments in excess of RMB900,000 per annum or has an unexpired term in excess of one year, (b) involves Intellectual Property that is material to a Group Company (other than generally-available “off-the-shelf” shrink-wrap software licenses obtained by the Group on non-exclusive and non-negotiated terms), including without limitation, the Licenses, (c) restricts the ability of a Group Company to compete or to conduct or engage in any business or activity or in any territory, (d) relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities, (e) involves any provisions providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority, (f) is with a Related Party (except for the Transaction Documents, any Contract to be entered into pursuant to or in connection with the Transaction Documents, the employment agreement, confidentiality agreement, non-compete agreement, the agreement relating ESOP and other Contract in similar nature with any Group Company and the transaction between the Group Companies), (g) involves a loan, an extension of credit, a guaranty, surety or assumption of any material obligation of other person or any secondary Liabilities, deed of trust, or the grant of a Lien not in ordinary course of business, (h) involves the lease, license, sale, use, disposition or acquisition of a material amount of assets or of a business, (i) involves the waiver, compromise, or settlement of any material dispute, claim, litigation or arbitration, (j) involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases involving payments of less than RMB900,000 per annum), including without limitation, the Leases, (k) involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person, (l) is between the Domestic Company and another Group Company, (m) is with a Governmental Authority, state-owned enterprise, or sole-source supplier of any material product or service (other than utilities), (n) is a Benefit Plan, or a collective bargaining agreement or is with any labor union or other representatives of the employees, (o) is a Cooperation Document, (p) is a brokerage or finder’s agreement, or material sales agency, marketing or distributorship Contract, or (q) is otherwise material to a Group Company or is one on which a Group Company is substantially dependent.

(ii)                                  Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and has not violated any applicable Law or Governmental Order in any material respect, and is in full force and effect and enforceable against the parties thereto, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (y) as may be limited by Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.  Each Group Company has duly performed in all material respects all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or, to the Knowledge of the Warrantors, any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur, which breach or default may bring a Material Adverse Effect to the Group taken as a whole.  No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract in any material respect.  No Group Company has received any notice (whether written or not) that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

3.16                        Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions; Absence of Government Interests.

(i)                                     Each Group Company and other Warrantor and their Affiliates and their respective directors, officers, managers, employees, independent contractors, representatives, agents and other persons acting on their behalf (collectively, “Representatives”) are and have been in compliance with all applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws (collectively, the “Compliance Laws”) including the FCPA as if it were a U.S. Person and the U.K. Bribery Act.  Furthermore, no Public Official (i) holds an ownership or other economic interest, direct or indirect, in any of the Group Companies or in the contractual relationship formed by this Agreement, or (ii) serves as an officer, director or employee of any Group Company.  Without limiting the foregoing, neither any Group Company nor, any Representative has, directly or indirectly, offered, authorized, promised, condoned, participated in, consummated, or received notice of any allegation of,

(a)                                 the making of any gift or payment of anything of value to any Public Official by any Person to obtain any improper advantage, affect or influence any act or decision of any such Public Official, or assist any Group Company in obtaining or retaining business for, or with, or directing business to, any Person.

(b)                                 the taking of any action by any Person which (i) would violate the FCPA, if taken by an entity subject to the FCPA, (ii) would violate the U.K. Bribery Act, if taken by an entity subject to the U.K. Bribery Act, or (iii) could reasonably be expected to constitute a violation of any applicable Compliance Law, or

(c)                                  the making of any false or fictitious entries in the books or records of any Group Company by any Person, or

(d)                                 the using of any assets of any Group Company for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment.

(ii)                                  No Group Company or any of its representatives has ever been found by a Governmental Authority to have violated any criminal or securities Law or is subject to any indictment or any government investigation for bribery.  None of the beneficial owners of any Equity Securities or other interest in any Group Company or the current or former representatives of any Group Company are or were Public Officials.

(iii)                               No Group Company or any of its representatives is a Prohibited Person, and no Prohibited Person will be given an offer to become an employee, officer, consultant or director of any Group Company.  No Group Company has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person, if it is known to the Warrantors that such Person is a Prohibited Person.

(iv)                              If the Group Companies have beneficial owners or representatives who are known by any Warrantor to be Public Officials, no such Public Official has been involved on behalf of a Governmental Authority in decisions as to whether any Group Company or the Series F Investors would be awarded business or that otherwise could benefit any Group Company or the Series F Investors, or in the appointment, promotion, or compensation of persons who will make such decisions.

3.17                        Title; Properties.

(i)                                     Title; Personal Property.  Each Group Company has good and valid title to all of its respective assets, whether tangible or intangible (including those reflected in the Balance Sheet, together with all assets acquired thereby since the Statement Date, but excluding those that have been disposed of since the Statement Date), in each case free and clear of all Liens, other than Permitted Liens.  The foregoing assets collectively represent in all respects all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted.  Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets.  All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease.  All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are (a) in good condition and repair in all material respects (reasonable wear and tear excepted) and (b) not obsolete or in need in any respect of renewal or replacement, except for renewal or replacement in the ordinary course of business.  There are no facilities, services, assets or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

(ii)                                  Real Property.  No Group Company owns or has legal or equitable title, leasehold interest or other right or interest in any real property except as disclosed in Section 3.17(ii) of the Disclosure Schedule, which sets forth each interest pursuant to which any Group Company holds any real property (an “Entitlement”), indicating the legal basis for such Entitlement, the address of the property demised under the Entitlement, the consideration payable for the Entitlement, if any, and the term of the Entitlement.  The particulars of the Entitlement as set forth in Section 3.17(ii) of the Disclosure Schedule are true and complete.  To the Knowledge of the Warrantors, each Entitlement is in compliance in all respects with applicable Laws, including with respect to the ownership and operation of property and conduct of business as now conducted by the applicable Group Company.  No Group Company uses any real property in the conduct of its business except insofar as it has secured an Entitlement with respect thereto.  The interests under the Entitlements held by each Group Company are adequate for the conduct of the business of such Group Company as currently conducted.  To the Knowledge of the Warrantors, there exists no pending or threatened condemnation, confiscation, eminent domain proceeding, dispute, claim, demand or similar proceeding with respect to, or which could adversely affect, the continued use and enjoyment of such interests.  To the Knowledge of the Warrantors, there are no circumstances that would entitle any Governmental Authority or other Person to take possession or otherwise restrict use, possession or occupation of any property subject to any Entitlement.  The use and operation of the real properties subject to the Entitlements by the Group Companies is in compliance in all material respects with all applicable Laws, including, without limitation, all applicable building codes, environmental, zoning, subdivision, and land use laws.  None of the Group Companies has received notice from any Governmental Authority advising it of a violation (or an alleged violation) of any such Laws or regulations.

3.18                        Related Party Transactions.  Other than as set forth in Section 3.18 of the Disclosure Schedule, except for the Transaction Documents, any Contract to be entered into pursuant to the Transaction Documents and the transaction between the Group Companies, no Related Party has any Contract, understanding, or proposed transaction with, or is indebted to, any Group Company or has any direct or indirect interest in any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries for the current pay period or other standard employee benefits). Other than as set forth in Section 3.18 of the Disclosure Schedule, to the Knowledge of the Warrantors, no Related Party has any direct or indirect interest in any Person with which a Group Company is affiliated or with which a Group Company has a business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, intellectual or other property rights or services) or in any Contract to which a Group Company is a party or by which it may be bound or affected, and no Related Party directly or indirectly competes with or has any interest in any Person that directly or indirectly competes with any Group Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies).

3.19                        Intellectual Property Rights.

(i)                                     Company IP.  Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to all Intellectual Property necessary and sufficient to conduct its business as currently conducted by such Group Company (“Company IP”) without any conflict with or infringement of the rights of any other Person.  Section 3.19(i) of the Disclosure Schedule sets forth a complete and accurate list of all Company Registered IP for each Group Company, including for each the relevant name or description, registration/certification or application number, and filing, registration or issue date.

(ii)                                  IP Ownership.  All Company Registered IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied.  No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting.  No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any Company Owned IP.  No Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person.  No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Owned IP.  No Company Owned IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company or (b) may affect the validity, use or enforceability of such Company Owned IP.  Each Principal has assigned and transferred to a Group Company any and all of his/her Intellectual Property developed for the Business of the Group.  No Group Company has (a) transferred or assigned any material Company IP; (b) authorized the joint ownership of, any Company IP; or (c) permitted the rights of any Group Company in any Company IP to lapse or enter the public domain.

(iii)                               Infringement, Misappropriation and Claims.  No Group Company has misappropriated, or violated or infringed any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. To the Knowledge of the Warrantors, no Person has violated, infringed or misappropriated any Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing.  To the Knowledge of the Warrantors, no Person has challenged the ownership or use of any Company IP by a Group Company.  No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

(iv)                              Assignments and Prior IP.  All inventions and know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company.  All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law.  All employee inventors of Company Owned IP have received reasonable reward and remunerations from a Group Company for his/her service inventions or service technology achievements in accordance with the applicable PRC Laws.  To the Knowledge of the Warrantors, it will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company, except for those that are exclusively owned by a Group Company, and none of such Intellectual Property has been utilized by any Group Company.  To the Knowledge of the Warrantors, none of the employees, consultants or independent contractors, currently or previously employed or otherwise engaged by any Group Company, (a) is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

(v)                                 Licenses.  Section 3.19(v) of the Disclosure Schedule contains a complete and accurate list of the Licenses.  The “Licenses” means, collectively, (a) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any Company IP, and (b) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any Intellectual Property of another Person, in each case except for (1) agreements involving “off-the-shelf” commercially available software, and (2) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice.  The Group Companies have paid all license and royalty fees required to be paid under the Licenses.

(vi)                              Protection of IP.  Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard material Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing.  Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors of any Group Company and all suppliers, customers, distributors, and other third parties having access to any material Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP.  To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of Law or valid assignment.

(vii)                           No Public Software.  No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company.  No Software included in any Company Owned IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

3.20                        Labor and Employment Matters.

(i)                                     Except as disclosed in Section 3.20(i) of the Disclosure Schedule, each Group Company has complied in all material respects with all applicable Laws related to labor or employment, including provisions thereof relating to wages, hours, working conditions, benefits, retirement, social welfare, equal opportunity and collective bargaining.  There is not pending or to the Knowledge of the Warrantors threatened, any Action relating to the violation or alleged violation of any applicable Laws by any Group Company related to labor or employment, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company.

(ii)                                  Except as disclosed in Section 3.20 (ii) of the Disclosure Schedule, none of the Group Companies currently or previously adopted, maintained, or contributed to any Benefit Plan.  Except for required contributions or benefit accruals for the current plan year, no Liability has been or is expected to be incurred by any Group Companies under or pursuant to any applicable Laws relating to any Benefit Plan or individual employment compensation agreement, and, to the Knowledge of the Warrantors, no event, transaction or condition has occurred or exists that would result in any such Liability to any Group Company. Each Group Company maintains, and has fully funded, each labor-related plan that it is required by Law or by Contract to maintain.  Each Group Company is in compliance in all material respects with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts in all material respects.

(iii)                               There has not been, and there is not now pending or, to the Knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company.  No Group Companies is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements.

(iv)                              Schedule IV enumerates each Key Employee, along with each such individual’s title.  To the Knowledge of the Warrantors, each such individual is currently devoting all of his or her business time to the conduct of the business of the applicable Group Company.  To the knowledge of the Warrantors, no such Key Employee is planning to work less than full time at a Group Company in the future. To the Knowledge of the Warrantors, no such individual is subject to any covenant restricting him/her from working for any Group Company.  To the Knowledge of the Warrantors, no such individual is obligated under, or in violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with, such Group Company.  No Group Company has received any notice alleging that any such violation has occurred.  No such individual is currently working or, to the Knowledge of the Warrantors, plans to work for any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person.  Except as disclosed in Section 3.20 of the Disclosure Schedule, no Key Employee directly or indirectly holds any interest in or is currently working for other Person, whether or not such Key Employee is or will be compensated by such Person. No such individual or any group of employees of any Group Company has given any notice of an intent to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any such individual or any group of employees.

3.21                        Insurance.  Except as disclosed in Section 3.21 of the Disclosure Schedule, each Group Company has in full force and effect insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to reasonably replace any of its properties and material assets that might be damaged or destroyed and in amounts customary for companies similarly situated. There is no claim pending thereunder as to which coverage has been questioned, denied or disputed.  All premiums due and payable under all such policies and bonds have been timely paid, and each Group Company is otherwise in compliance in all respects with the terms of such policies and bonds.

3.22                        Internal Controls.  Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business, and (vii) except as disclosed in the Disclosure Schedule, the shareholders, directors and managers of Group Companies have not occupied any funds or assets of the Group Companies.  The signatories for each bank account of each Group Company are listed on Section 3.22 of the Disclosure Schedule.

3.23                        Entire Business.  Except as disclosed in the Disclosure Schedule, no Group Company shares or provides any facilities, operational services, assets or properties with or to any other entity which is not a Group Company other than during ordinary course of business. Neither any Group Company nor any of its Affiliates is engaged in insurance, banking and financial services or public utility businesses.

3.24                        Cooperation Documents.

(i)                                     Each of the Warrantors which is a party to the Cooperation Documents has full power, authority and legal right to execute, deliver and perform their respective obligations under each of the Cooperation Documents to which it is a party, and upon the execution of the Cooperation Documents, has authorized, executed and delivered each of the Cooperation Documents to which it is a party, and such obligations constitute valid, legal and binding obligations enforceable against it in accordance with the terms of each of such Cooperation Documents.

(ii)                                  To the extent permitted by applicable Laws, each Cooperation Document constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iii)                               The execution, delivery and performance of each Cooperation Documents by the parties thereto did not and is not reasonably expected to (a) result in any violation of the business license, articles of association or other constitutional documents (if any) of any Group Company; (b) result in any violation of or penalty under any Laws of the PRC as in effect as of the date hereof; or (c) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any Indebtedness or other Liability of any Group Company or to increase the rate of interest presently in effect with respect to any Indebtedness of any Group Company, or (d) result in the creation of any Lien, claim, charge or encumbrance upon any of the properties or assets of any Group Company except for the pledge of the equity interests of the Domestic Company pursuant to the Cooperation Documents; or (e) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other Contract, agreement, arrangement, license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument in effect as of the date hereof and the Closing to which any of them is a party or by which any of them is bound or to which any of their property or assets is subject.

3.25                        No Brokers.  Except as disclosed in Section 3.25 of the Disclosure Schedule, neither any Group Company nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

3.26                        The Principals and his Holding Company. As of the date hereof, each Principal owns all the outstanding Equity Securities of the Holding Company set forth opposite his name on Schedule II, free and clear of any Liens. Each Holding Company is not engaged in any business or activities except the holding of Ordinary Shares of the Company.

3.27                        Disclosure.  No representation or warranty by the Warrantors in this Agreement and no information or materials provided by the Warrantors to the Series F Investors in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.  Except as set forth in this Agreement or the Disclosure Schedule, to the Knowledge of the Warrantors, there is no fact that the Company has not disclosed to the Series F Investors in writing and of which any of the Warrantors has Knowledge and that has had or would reasonably be expected to have any Material Adverse Effect.

3.28                        Business Plan. The business plan and financial budget covering at least the twelve (12) months following the Closing provided by the Group Companies in accordance with Section 5.1(xi) hereof shall be accurate and complete.  No representation or statement contemplated therein contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the representations and statements therein, in light of the circumstances in which they are made, not misleading. Such business plan and financial budges and the projections contained therein were prepared in good faith and a professional manner, and based upon reasonable and realistic assumptions and projections after careful examination and due consideration of all relevant factors, and the technology mentioned therein is proved reliable and capable of being applied in the successful economic production of premium products.

3.29                        No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of each of the Series F Investors or its Affiliates of such Series F Investor to any Group Company or its shareholders.

3.30                        Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), any Group Company is and has been in compliance with all applicable Laws in all relevant jurisdictions in all material respects, such Group Company’s privacy policies and the requirements of any contract or codes of conduct to which such Group Company is a party. All the Group Company have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Group Companies are and have been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations. To the Knowledge of the Warrantors, the Group Companies have not violated the European Union’s General Data Protection Regulation (“GDPR”) promulgated and implemented on May 25, 2018 in any material respects, and have not received any written notices or any other communications from any Governmental Authority: (i) alleging any non-compliance with any appliable Laws related to Personal Information or the GDPR, (ii) notifying any Warrantor of any regulatory investigation by a Governmental Authority regarding non-compliance with appliable Laws related to Personal Information or GDPR.

3.31                        Additional Representations and Warranties of the Principals.  Except as set forth on the Disclosure Schedule, each of the Principals, severally and jointly, represents and warrants to the Series F Investors as of the date of the Closing that such Principal has not been (a) subject to voluntary or involuntary petition under any Laws relating to bankruptcy or insolvency or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by any Governmental Authorities of securities and exchange or the commodity futures trading and other relevant Governmental Authorities to have violated any Laws related to securities, commodities or unfair trade practices, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

4.                                      Representations and Warranties of the Series F Investors.  Each of the Series F Investors hereby severally but not jointly represents and warrants to the Company that:

4.1                               Authorization.  Such Series F Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder.  All action on the part of such Series F Investor (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents to which they are the parties, and the performance of all obligations of such Series F Investor thereunder, has been taken or will be taken prior to the Closing.  Each Transaction Document when duly executed and delivered by such Series F Investor (to the extent such Series F Investor is a party), constitutes valid and legally binding obligations of such Series F Investor, enforceable against such Series F Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2                               Purchase for Own Account.  The relevant Purchased Shares, will be acquired for such Series F Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

4.3                               Status of Series F Investor.  Such Series F Investor is either (i) an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act.  Such Series F Investor has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the applicable Purchased Shares, and can bear the economic risk of its investment in the Purchased Shares.

4.4                               Restricted Securities.  Such Series F Investor understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act; and that the Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

5.                                      Conditions to each Series F Investor’s Obligations at the Closing.  The obligations of each of the Series F Investors, separately but not jointly, to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of such Series F Investor on or prior to the Closing Date, or waiver by such Series F Investor, of the following conditions:

(i)                         Representations and Warranties.  Each of the representations and warranties of the Warrantors contained in Section 3 hereof shall have been true, correct and not misleading when made and shall be true, correct and not misleading as of the Closing Date with the same effect in all material respects as though such representations and warranties had been made as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct and not misleading as of such particular date.

(ii)                      Performance.  Each Warrantor shall have performed and complied with all obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by them on or before the Closing Date.

(iii)                   No Prohibition; Authorizations.  No provision of any applicable Laws shall prohibit the consummation of any transactions contemplated by the Transaction Documents. All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by any Group Company or other Warrantors in connection with the consummation of the transactions contemplated by the Transaction Documents (including but not limited to those related to the lawful issuance and sale of the Purchased Shares, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights, or similar rights directly or indirectly affecting any of the shares or securities of the Company), including necessary board and shareholder approvals of the Group Companies (such resolutions shall include the approvals that the entrustment of shareholding arrangement for the benefit of management team under the name of SUN Changxun (孙昌勋) through Cloopen Co., Ltd in respect of 2,103,139 Ordinary Shares is terminated, and such management team hold shares through Kastle Limited and grant their respective voting right to SUN Changxun (孙昌勋)), shall have been duly obtained and effective as of the Closing, and evidence thereof shall have been delivered to such Series F Investor.

(iv)                  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of each Group Company which is a signing party to the Transaction Documents and the Business Cooperation Agreement, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and the Business Cooperation Agreement, shall have been completed in form and substance reasonably satisfactory to such Series F Investor, and such Series F Investor shall have received the copies of such documents as it may reasonably request.

(v)                     Charter Documents.  The Memorandum and Articles, in the forms attached hereto as Exhibit A shall have been duly adopted by all necessary action of the Board of Directors and/or the members of the Company, and such adoption shall have been duly submitted for filing with the Companies Registry of the Cayman Islands as of the Closing as evidenced by an email confirmation from the registered agent or the administrator of the Company.

(vi)                  Transaction Documents.  Each of the parties to the Transaction Documents, other than the Series F Investors, shall have executed and delivered such Transaction Documents to such Series F Investor.

(vii)               No Material Adverse Effect.  There shall have been no Material Adverse Effect since the Statement Date.

(viii)            Closing Certificate.  The Company shall have executed and delivered to each Series F Investor at the Closing a scanned copy of the certificate dated as of the Closing (i) stating that the conditions specified in this Section 5.1 hereof (except for those conditions specifically subject to the satisfaction of such Series F Investor) have been fulfilled as of the Closing, and (ii) attaching thereto (a) the Charter Documents of the Company as then in effect, (b) copies of all resolutions approved by the shareholders and board of directors of each Group Company which is a signing party to this Agreement related to the transactions contemplated hereby, and (c) a good standing certificate or an incumbency certificate with respect to the Company, and with respect to the Group Companies which are incorporated under the Laws of the PRC and a signing party to this Agreement, the then effective business licenses.

(ix)                  Opinions of Counsel.  Such Series F Investor shall have received from the PRC counsel for the Company, an opinion addressed to each Series F Investor, dated as of the Closing, in form and substance reasonably satisfactory to the Series F Investors, and from the Cayman Islands counsel for the Company, an opinion addressed to each Series F Investor, dated as of the Closing, in form and substance reasonably satisfactory to such Series F Investor.

(x)                     Closing Deliveries. The Warrantors shall have tendered delivery of all of the various items they are required to deliver to such Series F Investor at the Closing under Section 2.3(ii)(a) herein.

(xi)                  Business Plan and Financial Budget. The Company shall have delivered to such Series F Investor a business plan and a financial budget for the business of the Group Companies covering at least the twelve (12) months following the Closing, in form and substance reasonably satisfactory and acceptable to such Series F Investor.

(xii)               Principal Loan Repayment Plan. The Company shall have provided to such Series F Investor a shareholders resolution of the Company approving the exemption from repayment of the loan tendered by the Company to the Principals in an amount of US$3,674,376.

(xiii)            Renewed Employment and Related Agreements.  Each applicable Key Employee shall have renewed his/her employment agreement on a full-time basis, and confidentiality, non-compete, non-solicitation and invention assignment agreement with the Domestic Company or the WFOE in form and substance reasonably satisfactory to such Series F Investor.

(xiv)           Business Cooperation Agreement.  The Company shall have delivered to Tencent a copy of the Business Cooperation Agreement duly executed by all parties thereto (other than any such party that is an Affiliate of Tencent).

6.                                      Conditions to the Company’s Obligations at the Closing.  The obligations of the Company to each Series F Investor to consummate the Closing under Section 2 hereof, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions:

(i)                         Representations and Warranties.  The representations and warranties of such Series F Investor contained in Section 4 hereof shall have been true and complete when made and shall be true and complete as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

(ii)                      Performance.  Such Series F Investor shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Series F Investor on or before the Closing Date.

(iii)                   Execution of Transaction Documents.  Each Series F Investor shall have executed and delivered to the Company the Transaction Documents, to which such Series F Investor is a party.

7.                                      Post-Closing Covenants.

7.1                               Business of the Group Company.  The business of the Group Company shall be restricted to the Business, unless otherwise approved by the Board of the Company.

7.2                               Operation of Business.

(i)                                     Each Group Company shall, and the Warrantors shall procure each Group Company to, operate the Business to the extent as permitted by the applicable Laws (unless otherwise approved by the Board of the Company), including but not limited to each Group Company who provides call center services (呼叫中心业务), shall comprehensively standardize cold call business and enhance the capacity for technical defense, make its best commercial efforts to exam qualification of users utilizing voice lines and code resources, and establish data clearance system to protect personal information and procure data security.

(ii)                                  Each Group Company shall, and the Warrantors shall (a) ensure that each Group Company shall obtain requisite authorization explicitly for the collection, storage and commercial use of data during the operation of business; (b) hire or engage professional personnel in respect of cyber security and data compliance to supervise and administrate the collection, storage and commercial use of data; and (c) modify their current business contract template in the form and substance satisfactory to Series F Investors, to cover provisions with respect to explicit authorization for data collection, data storage and commercial use of data.

(iii)                               Each Group Company shall, and the Warrantors shall procure each Group Company to, as soon as practical but in any event no later than the time limit required by the competent Governmental Authorities or otherwise reasonably requested by the Majority Series F Investors (whichever is earlier), duly obtain and maintain the validity of all licenses, permits, qualifications, code resources and other Governmental Authorizations as required for the Business or other current/further business conducted or to be conducted by it in accordance with applicable PRC Laws, including but not limited to the (a) Permit for Operation of Value-Added Telecom Services (增值电信业务经营许可证), which scopes includes but not limited to ICP services (互联网信息服务),  internet data centers (IDC, 互联网数据中心业务), the business of internet resources collaboration services (IRC, 互联网资源协作服务), store and forward services (存储转发类业务), call center services (呼叫中心业务), information services (excluding ICP services)  (信息服务业务（不含互联网信息服务）), domestic multi-party communication services (国内多方通信服务业务) and other value-added telecommunications services, (b) code resources for call center services (呼叫中心电信网码号资源) and code resources for text message (短消息电信网码号资源), and (c) High-tech Enterprise Certificate (高新技术企业证书), issued by the applicable Governmental Authorities to each Group Company (as applicable); and to complete all registrations or filings required by applicable Laws with the competent Governmental Authorities in relation to annual filing, and any changes of the information listed on each such certificate (if applicable).

(iv)                              Each Group Company shall, and the Warrantors shall procure each Group Company to, refine procedures and measures of information content review and client screening to ensure that the business operation of Group Companies will not be substantially jeopardized by user complaints or illegal information sent by clients of the Group Companies.

(v)                                 Each Group Company shall, and the Warrantors shall procure each Group Company to, take appropriate measures related to selecting and screening of vendors to ensure stability of code resources provided by telecom operators.

(vi)                              Each Group Company shall, and the Warrantors shall procure each Group Company to, take appropriate measures to identify and evaluate the Group Companies’ potential defaults under the current business contracts in order to avoid or minimize the Group Companies’ potential exposure for potential litigations and disputes.

7.3                               Compliance with Laws. Each Group Company shall, and the Principals and the Holding Companies shall cause each Group Company to, use its reasonable best efforts to comply with all applicable Laws, including but not limited to, applicable PRC Laws relating to the business, operation, privacy and data protection, Intellectual Property, taxation, accounting, Software, employment and social welfare and benefits of any Group Company, and each Warrantor shall cause all shareholders of each Group Company, and any successor entity or Subsidiary of any Group Company to, timely complete all required registrations and other procedures with applicable Governmental Authorities as and when required by applicable Laws.

7.4                               SAFE Registration.  To the extend required by Laws, each holder or beneficial owner of an Equity Security of the Company, shall make best efforts to apply for and obtain an amendment to his/her SAFE registration certificates with the applicable Governmental Authorities as soon as possible after the Closing in form and substance reasonably satisfactory to the Series F Investors. The WFOE shall obtain all certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC Laws to conduct foreign exchange transactions. Without prejudicing the generality of the foregoing, after the Closing and upon the written request by the Series F Investors, the relevant Group Company shall, and the Principals shall cause such Group Company to, use reasonable best efforts to rectify any non-compliance with applicable Laws, including any non-compliance with the SAFE Rules and Regulations. If required by the SAFE Rules and Regulations, the Principals and any other Person who is required to comply with the SAFE Rules and Regulations shall, and the Group Companies shall cause such Person to, at the expense of the Principals or such other Person (as applicable), apply for an amendment to its/his/her SAFE registration certificates with the applicable Governmental Authorities within thirty (30) Business Days after the Closing, with evidence thereof being furnished to the Series F Investors to its reasonable satisfaction.  Furthermore, the Warrantors shall cause the WFOE’s FDI annual interest registration (FDI存量权益登记) and the Founder’s ODI annual interest registration (ODI存量权益登记) to be duly completed every year pursuant to the SAFE Rules and Regulations.

7.5                               Board of Group Companies (Other Than the Company).  Upon request by the New Oriental Director, the Company shall take all necessary corporate action such that the such director shall be appointed as director to the board of directors of each of the Holdco Subsidiary, WFOE and the Domestic Company.

7.6                               FCPA and U.K. Bribery Act.  Each of the Warrantors shall not and shall not permit any of its Subsidiaries or Affiliates or any of its or their Representatives to promise, at any time authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable Laws relating to anti-bribery or anti-corruption.  Each of the Warrantors shall and shall cause each of its Subsidiaries, Affiliates and Representatives to cease all of its or their respective activities, as well as remediate any actions taken by each of the Warrantors and any of its Subsidiaries, Affiliates, or Representatives in violation of the FCPA, the U.K. Bribery Act, or any other applicable Laws relating to anti-bribery or anti-corruption.  Further, each of the Warrantors shall and shall cause each of its Subsidiaries and Affiliates to maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable Laws relating to anti-bribery or anti-corruption.

7.7                               Capital Contribution of the WFOE. Unless otherwise decided by the Board in accordance with the Memorandum and Article, the Company shall inject at least 97% of the Purchase Price as the registered capital of the WFOE (the “WFOE Capital Injection Amount”) in accordance with Section 2.6.  In the event of a subsequent sale of shares in the Company by any Series F Investor prior to the consummation of an IPO of the Company, each of the Warrantors shall use its commercially reasonable efforts to cooperate with such Series F Investor so as to enable such Series F Investor to be entitled to apply the pro rata portion of the WFOE Capital Injection Amount to such Series F Investor’s indirect basis in the equity (or equity cost) of the WFOE with respect to any tax filing, tax position and other communication with the relevant PRC tax authorities for purposes of determining any income tax, capital gains tax or any other tax calculated with reference to gains made through the subscription, purchase and sale of the Company’s shares.

7.8                               Shares of Series F Investors in the Domestic Company.  Each Series F Investor shall be entitled to arrange one of its domestic affiliates (the “Series F Nominees”) to hold no more than 1% of equity interest in the Domestic Company, at zero consideration or based on a nominal price agreed by such Series F Investor, provided that such Series F Investor shall procure that such nominee shall execute the amended and restated Cooperation Documents (in form and substance reasonably satisfactory to the Company) in accordance with the updated shareholding structure of the Domestic Company. For the avoidance of doubt, all the rights and privileges of the Series F Investors shall be enjoyed by the Series F Investors at the Company level pursuant to this Agreement and the Memorandum and Articles, and all the rights and privileges of the Series F Nominees shall be enjoyed pursuant to the aforesaid amended and restated Cooperation Documents.

7.9                               Lease Registration.  Upon request by the Board, each of the WFOE, the Domestic Company and the Domestic Company’s Subsidiaries shall, and the Warrantors shall cause the WFOE, the Domestic Company and the Domestic Company’s Subsidiaries to, register each of their lease agreements with applicable housing administrative authorities and deliver the written evidence thereof to the Series F Investors.

7.10                        Filing of Memorandum and Articles and Updated ROD; Delivery of the Share Certificates.  The Company shall complete the filing of the Memorandum and Articles and the updated register of directors of the Company reflecting the appointment of an individual designated by New Oriental as a new director of the Company with the registrar of companies of Cayman Islands within fifteen (15) Business Days after the Closing, and provide a filed copy of Memorandum and Articles and a filed copy of such updated register of directors to each Series F Investor thereafter as soon as possible. The Company shall, and the Warrantors shall cause the Company to, deliver to each Series F Investor the duly signed and sealed original share certificate reflecting the shares purchased by such Series F Investor under this Agreement within ten (10) Business Days after the Closing.

7.11                        Availability of Ordinary Shares. The Warrantors hereby covenant that at all times there shall be made available, free of any liens, for issuance and allotment upon conversion of the CVC Warrant and the Purchased Shares such number of Ordinary Shares or other shares of share capital of the Company as are from time to time issuable upon conversion of the CVC Warrant and the Purchased Shares.

7.12                       Employee Equity; Vesting.  After the Closing, the Company (but not any other Group Company) may grant options to employees, advisors, officers, and directors of, and consultants (for the purpose of this Section, collectively, the “Optionees”) in accordance with the ESOP, provided that the total number of shares issued or issuable under the ESOP shall not exceed 29,525,465 Ordinary Shares (proportionally adjusted to reflect any share dividends, share splits, or similar transactions).

7.13                        Governance of Group Companies.  The Warrantors shall procure that none of the corporate actions of any Group Company shall be in violation of any Transaction Document. Unless otherwise provided in the Transaction Documents, each of the Warrantors shall have caused the completion and effectiveness of the contractual arrangements under the Cooperation Documents at its own cost in compliance with the applicable Laws, including the procurement of all necessary Consent in connection therewith (including Consent from the board and shareholders of each relevant Group Company), and all assets and business of the Group Companies shall have been Controlled by the Company.

7.14                        Social Insurance and Individual Income Tax Contribution.  Each of the Warrantors shall, jointly and severally, cause each of the Group Companies registered in the PRC to, following the Closing, (i) fully and timely make all Social Insurance contributions as required by all applicable Laws and (ii) withhold and pay to the appropriate Governmental Authorities all individual income tax amounts and Social Insurance amounts required to be withheld under the PRC Laws from employees of the WFOE, the Domestic Company or other applicable Group Company (as the case may be), and (iii) provide reasonably satisfactory evidence of the payment under clauses (i) and (ii) of this paragraph to the Series F Investors upon prior written request.

7.15                        D&O Insurance. Upon request by the New Oriental Director, the Company shall, and the Principals and the Holding Companies shall cause the Company to, purchase and maintain in effect a directors’ and officers’ insurance policy with coverage reasonably satisfactory to New Oriental.

7.16                        Key Employees’ Commitments to the Company.  The Principals shall, and the Warrantors shall cause each Key Employee to, devote his or her full working time and attention to the business and operations of the Group Companies and use his or her best endeavors to develop the business and interests of the Group Companies and not to be engaged, concerned, involved or interested in, directly or indirectly, whether as shareholder, director, officer, employee, partner, agent, advisor or otherwise be engaged in any other business in competition with the business then operated by any Group Company.

7.17                        Related Party Transactions.  Each of the Group Companies shall, and the Warrantors shall cause each of the Group Companies to, use its best efforts to reduce transactions with any of its Affiliates and Related Parties and prohibit unnecessary, unfair or unreasonable transactions with any of its Affiliates and Related Parties. The Group Companies shall, and the Warrantors shall cause the Group Companies to, implement procedure for approving such related party transactions. In case a transaction between a Group Company and any of its Affiliates and Related Parties is actually and indeed required by the Business, such transaction shall duly obtain the approval of the Board pursuant to the Transaction Documents, and such transaction shall be on a bona fide arm’s length basis and shall not damage or injure the rights or interests of any Group Company.

7.18        Employment Agreements; Confidentiality, Intellectual Property Rights and Non-Competition Agreements.  The relevant Group Companies shall, and the Principals and the Holding Companies shall cause the relevant Group Companies to, as soon as practicable, and (i) to the current employee or service provider, in any event within two (2) months after the Closing, and (ii) to any future employee or service provider, in any event within one (1) months after hiring such person, enter into an employment/service contract (as applicable) and a confidentiality, intellectual property rights and non-competition agreement with each Principal, each future Key Employee, each current and future technical employee/technical service provider (including without limitation any full-time or part-time employee involved in the research and development of the Intellectual Properties of any Group Company), other current and future employee/service provider, director, officer, consultant, and advisor of each Group Company that are subject to confidential obligations to any Group Company, which shall include, among other things, employment agreement (if applicable, with a term of at least three (3) years), provisions relating to confidentiality, assignment of intellectual property rights, non-solicitation and non-competition (with a non-competition period of at least two (2) years after termination of service), and shall provide retroactively that the right to any Intellectual Properties developed by such Person prior to the date of such agreement shall be owned by an applicable Group Company, and the Company shall provide evidence of such agreements to the Series F Investors to its reasonable satisfaction.

7.19        ESOP Plan.  In the event that the Company intends to accelerate any options granted under the ESOP Plan for the purpose of its initial public offering, the Company shall take at the same time equivalent measures to lock up, retain and incentivize employees in question in accordance with the ESOP Plan, Transaction Documents and the applicable Laws.

7.20        Optimization of Financial Management. The Group Companies shall, and the Warrantors shall cause the Group Companies to, establish and maintain the accounting policies and independent financial system in full compliance with the applicable Accounting Standards (including but not limited to truly and accurately reflecting the equity payment (if any) due to any employees stock option plan of the applicable Group Company duly approved by the Board and such other arrangements, contracts, or plans), all applicable Laws and regulations and the Transaction Documents, strengthen management and maintenance of accounts receivable, conduct regular analysis to improve the efficiency of working capital, each of which shall be satisfied to the Series F Investors. The Company shall, and the Warrantors shall cause the Company to, timely recover loans tendered to relevant employees before the expiry of corresponding term of loan under the applicable loan agreement or upon the reasonable request of the Majority Series F Investors.  As soon as practicable after the Closing (but no later than six months after the Closing), the Company shall, and the Warrantors shall cause the Company to, establish a policy with respect to tendering loans to employees of the Group Companies to the satisfactory of Series F Investors.

7.21        Contractual Arrangements to be Narrowly Tailored.  The Group Companies shall, and each Warrantor shall cause the Group Companies to, use their reasonable best efforts to restructure its business, including but not limited to transfer any asset, employee, business related to software development, software service, etc. (except which foreign invested entities are not allowed to provide) of the Domestic Company and their Subsidiaries/branches to the WFOE so that the contractual arrangements under Cooperation Documents are narrowly tailored to achieve the listing purposes and minimize the potential for conflict with relevant PRC Laws.

7.22        Intellectual Property Protection.  Except with the written consent of the Series F Investors, the Group Companies shall take all reasonable steps to protect their respective material intellectual property rights, including without limitation registering their material respective trademarks, brand names, domain names and copyrights.

7.23        Exclusivity. Between the date as of this Agreement and the earlier of (i) the Closing Date or (ii) the date on which this Agreement is terminated in accordance with Section 10.1, the Warrantors shall not, and they shall not permit any of the Company’s Affiliates or any other Group Company to, directly or indirectly solicit, initiate, respond to, participate in any way in, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or approve or authorize any transaction with any Person that would involve an investment in, purchase of shares of, or acquisition of any Group Company or any material assets thereof or would be in substitution or an alternative for or would impede or interfere with the transactions contemplated hereby. The Warrantors shall, and shall cause the Company’s Affiliates and the other Group Companies to, immediately terminate all existing activities, discussions and negotiations with any third parties with respect to the foregoing, and if any of them hereafter receives any correspondence or communication that constitutes, or could reasonably be expected to lead to, any such transaction they shall immediately give notice thereof (including the third party and the material terms of such transaction) to the Series F Investors.

7.24        Use of Series F Investor’s Name or Logo.  Without the prior written Consent of each Series F Investor, and whether or not such Series F Investor is a shareholder of the Company, none of the Group Companies, their shareholders (excluding such Series F Investor), nor the Principals and the Holding Companies shall use, publish or reproduce: (i) the names of such Series F Investor or any similar names, trademarks or logos; (ii) the names, photographs, pictures or logos of any partner of such Series F Investor, in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.  Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Tencent, and whether or not Tencent or any of its Affiliates is then ashareholder of the Company, each Party shall not and shall cause its Affiliates not to: in each instance, (a) use in advertising, publicity, announcement or otherwise, the name of “Tencent”, “腾讯”, “QQ”, “Wechat”, “微信” or any Affiliate of Tencent, either alone or in combination thereof, including “微信”, “wechat” “RTX”, “腾讯企业邮EXMAIL.QQ.COM”, “微信朋友圈”, “微信电视”, “Tencent腾讯”, “QQ”, “imqq.com”, “QQ秀/QQSHOW”, “WWW.QQ.COM”, “QQmusic/QQ音乐”, “QQ空间”, “tencent image”, “小Q”, “QQ彩贝/彩贝联盟”, “小Q书桌”, “微云/腾讯微云”, “QQ会员”, “爱马哥”, “QQShowSHOW.QQ.COM”, “Q影”, “腾讯印象”, “同步助手”, “腾讯云”, “应用宝”, “财付通”, “QQ电脑管家”, “腾讯手机管家”, “安全管家”, “酷抠族COOL”, “路宝/腾讯路宝”, “QQ浏览器”, “微众”, “腾讯游戏/腾讯互动娱乐Tencent Interactive Entertainment”, “洛克王国Roco Kingdom”, “斗战神ASURA”, “QQ炫舞”, “QQ西游QQXY.QQ.COM”, “QQ飞车”, “英雄杀YXS.QQ.COM”, “AI战士AI.QQ.COM”, “功夫西游”, “逆战NZ.QQ.COM”, “QQ游戏QQGAME.QQ.COM”, “Q游记”, “功夫企鹅”, “Q游记17Q.QQ.COM”, “腾讯原创动漫AC.QQ.COM”, “趣西游”, “众神争霸”, “天天酷跑”, “天天爱消除”, “天天连萌”, “全民三国”, “天天飞车”, “腾讯文学Tencent Literature”, “腾讯网”, “FUN秀”, “小拇指”, “腾讯微漫画”, “碰星球PUNG”, “翻秀”, “腾讯儿童DIY微漫画”, “潮童范儿”, “广点通”, “微彩票518.qq.com”, “QQ彩票888.QQ.COM”, “腾讯微公益基金”, “新年新衣”, “筑梦新乡村”, “米大师”, “铜关Tongguan”, “益行家”, “王者荣耀 “, “腾讯地图”, “天天快报”, “TIM”, “FOXMAIL”, “自选股”, “疾风之刃”, “JOOX”, “VOOV”, “理财通”, “Ipick”, the associated devices and logos of the above brands, or any, company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Tencent or any of its Affiliate., or (b) represent, directly or indirectly, that any product or services provided by it or any of its Affiliates has been approved or endorsed by Tencent or any of its Affiliate.  Without the prior written consent of Mirae, the Group Companies, their shareholders (excluding Mirae) shall not use, publish or reproduce the name “Mirae Asset” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes. Without the written approval of Mirae, the Group Companies, their shareholders (excluding Mirae), shall not make or cause to be made any press release, public announcement or other disclosure to any third party in respect of this Agreement or Mirae’s subscription of Equity Securities of the Company. Without the prior written consent of New Oriental, and whether or not New Oriental then holds, directly or indirectly, any Equity Securities of the Company, none of the Warrantors shall use, publish or reproduce the names of the VME or its Affiliate or any similar names, trademarks or logos (including without limitation “New Oriental”, “xdf” or “新东方”) in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

7.25        Other Issues in the Disclosure Schedule/Due Diligence.  As soon as practicable after the Closing and at any time upon the request of any Series F Investor, the Warrantors shall resolve the issues in a practically reasonable manner, which are disclosed in the Disclosure Schedule, identified by any Series F Investor in the due diligence process but not expressly specified as a specific covenant under this Section 7 or a specific condition for the Closing under Section 5 or any issues expressly specified as a specific condition for the Closing under Section 5 but waived by such Series F Investor.

7.26        Equity Structure of the Domestic Company.  In the event that the equity structure of the Domestic Company adversely affect the initial public offering of the Company or any Group Company (“IPO”), the Domestic Company shall, and the Warrantors shall procure the Domestic Company to reach agreement(s) in writing with applicable equity holders of the Domestic Company and restructure the Domestic Company for the purpose of minimizing the aforesaid adverse effect on the IPO as advised by the Company’s then professional advisors.

7.27        Lease Agreement. The Group Companies shall, and the Warrantors shall procure the Group Companies to, renew their property lease agreements as soon as practicable following the Closing if it is necessary for the operation of the business of such Group Company to renew relevant property lease agreement(s).

7.28        CVC Warrant. The Warrantors hereby agree and covenant that CVC shall have the right to exercise its rights under the CVC Warrant pursuant to the terms thereof, and that upon the exercise of its rights under the CVC Warrant, the terms and conditions extended to CVC shall be the same to that of any other Series F Investor, including without limitation, the right of registration, in proportion to their respective shareholding percentages in the Company.

8.             Confidentiality.  The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except that (i) each Party, as appropriate, may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations; (ii) the Series F Investors may disclose any of the Financing Terms to their fund manager and the employees thereof so long as such Persons are under appropriate nondisclosure obligations; and (iii) if any Party is requested or becomes legally compelled (including without limitation, pursuant to any Laws relating to securities) to disclose the existence or content of any of the Financing Terms in contravention of the provisions of this Section, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  Notwithstanding the foregoing, the Company and the Series F Investors shall have the right to make a public announcement about the closing of the transaction contemplated in this Agreement by disclosing the total financing amount, the name of the Series F Investors, the Closing date, and other information which may be agreed by the Company and the Series F Investors in writing.

9.             Executory Period Covenants.

9.1          Access.  Between the date hereof and the date of occurrence of the following, whichever is the earlier (a) the Closing (solely with respect to CVC, the exercise date of the CVC Warrant); and (b) the termination of this Agreement pursuant to Section 10.1, the Warrantors shall permit any Series F Investor, or any representative thereof, to (a) visit and inspect the properties of the Group Companies, (b) inspect the contracts, books of account, records, ledgers, and other documents and data of the Group Companies, (c) discuss the business, affairs, finances and accounts of the Group Companies with officers and employees of the Group Companies, and (d) review such other information as such Series F Investor reasonably request, in such a manner so as not to unreasonably interfere with their normal operations.

9.2          Covenants.  During the period from the Execution Date and the Closing (solely with respect to CVC, the exercise date of the CVC Warrant), except as such Series F Investor otherwise agree in writing or the transactions contemplated under the Transaction Documents, each of the Group Companies shall (and the Warrantors shall cause each of the Group Companies to) (a) conduct its business in the ordinary course consistent with past practice, as a going concern and in compliance with all applicable Laws and Contracts, (b) pay or perform its debts, taxes, and other obligations when due, (c) maintain its assets in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, (d) use reasonable best efforts to preserve intact its current business organizations and keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, (e) otherwise periodically report to such Series F Investor concerning the status of its business, operations and finance, and (f) take all actions reasonably necessary, to consummate the transactions contemplated by this Agreement promptly, including the taking of all reasonable acts necessary to cause all of the conditions precedent of such Series F Investor to be satisfied.

9.3          Information.  From the date hereof until the Closing (solely with respect to CVC, the exercise date of the CVC Warrant), (a) the Company shall promptly notify the Series F Investors of any Action commenced or threatened in writing against any Group Company, (b) each Party hereto shall promptly notify the other Parties of any breach, violation or non-compliance by the first party of any representation, warranty or covenant made by such first party hereunder, and (c) each Party will promptly provide the other Parties with copies of all correspondence and inquiries to and from, and all filings made with, any Governmental Authority with respect to the transactions contemplated hereby.

10.          Termination.

10.1        Termination of Agreement.  This Agreement may be terminated prior to the Closing (a) by mutual written consent of all Parties, (b) by any Series F Investor or the Company, if the Closing with respect to such Series F Investor has not been consummated by 60 days following the Execution Date (the “Long Stop Date”); provided that no Party shall be entitled to terminate this Agreement in accordance with this paragraph if the Closing has not occurred before the Long Stop Date due to its reason, (c) solely with respect to the transactions under this Agreement between any Series F Investor and the Company, by either the Company, on the one hand, or such Series F Investor, on the other hand, by written notice to the other Party if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of such Series F Investor or the Warrantors (as applicable), and such breach, if curable, has not been cured within fourteen (14) days of such notice, or (d) solely with respect to the transactions under this Agreement between any Series F Investor and the Company, by such Series F Investor or the Company if, due to change of applicable Laws, the consummation of the transactions contemplated hereunder would become prohibited under applicable Laws.  For the avoidance of doubt, to the extent that the CVC Warrant is not exercised within the Exercise Period (as defined in the CVC Warrant), upon the expiration and cancellation of the CVC Warrant, this Agreement shall be terminated between the applicable Parties with respect to CVC and the transaction under this Agreement between CVC and the Company, as well as any and all the rights, preferences, privileges or powers enjoyed by CVC and the applicable Parties hereunder shall be automatically terminated and lapsed.

10.2        Effect of Termination. If this Agreement is terminated pursuant to the provision of Section 10.1, this Agreement between the applicable Series F Investor and the Company will be of no further force or effect, provided that no Party shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

10.3        Survival.  The provisions of Section 8, Section 10.2, this Section 10.3, Section 12.3, Section 12.4 and Section 12.5 shall survive the expiration or early termination of this Agreement.

11.          Indemnification.

11.1        Indemnification by the Warrantors.  The Indemnitees shall be indemnified and held harmless by the Warrantors for and against all losses, damages, claims, costs and expenses, diminution in value of their respective investment, interest, awards, judgments and penalties (including reasonable attorneys’ and consultants’ fees and expenses) actually suffered or incurred by them (hereinafter, a “Loss”), arising out of or resulting from: (i) the breach of or violation of, or misrepresentation or inaccuracy in any representation or warranty made by any of the Warrantors contained in this Agreement and/or any other Transaction Documents; or (ii) the breach or violation of any covenant or agreement by any of the Warrantors contained in this Agreement or any other Transaction Documents; or (iii) any breach or non-performance by the Company of its obligations under the Memorandum and Articles (each of (i), (ii) and (iii), a “Breach”). Notwithstanding the foregoing, each of the Warrantors shall also, jointly and severally, cure, or cause the other Warrantors to cure such Breach (to the extent that such Breach is curable) to the reasonable satisfaction of such Series F Investor.

11.2        Tax Indemnity.  Notwithstanding the foregoing and anything contained in the Disclosure Schedule (as amended, if applicable), each Warrantor shall jointly and severally indemnify at all times and hold harmless each Indemnitee from and against any and all Losses resulting from, or arising out of, or due to, directly or indirectly, (i) any Taxes imposed on any Indemnitee by any Governmental Authority in connection with the transaction contemplated hereunder, and (ii) any Losses attributable to (1) any Taxes of any Group Company for all taxable periods ending on or before the Closing and the portion through and after the end of the Closing for any taxable period that includes (but does not end on) the Closing, (2) all liability for any Taxes of any Group Company or any other Person imposed by any Governmental Authority on any Group Company as a party, transferee, successor, withholding agent, or accomplice in connection with an event or transaction occurring or deemed to be occurring before the Closing, (3) all liability for Taxes attributable to any misrepresentation or breach of warranty made in Section 3 of this Agreement, and (4) any reasonable costs, fees or expenses incurred and other liabilities which any Group Company may properly incur in connection with the investigation, assessment or the contesting of any claim, the settlement of any claim for Tax, any legal proceedings in which any Group Company claims in respect of the claim for Tax and in which an arbitration award or judgment is given for any Group Company and the enforcement of any such arbitration award or judgment whether or not such Tax is chargeable against or attributable to any other Person.

11.3        Special Indemnity.  Notwithstanding anything contained in the Disclosure Schedule (as amended, if applicable), each Warrantor shall jointly and severally indemnify at all times and hold harmless each Indemnitee from and against any and all Losses suffered by such Indemnitee, directly or indirectly, as a result of, or based upon or arising from (i) any activities, businesses and operations of any Group Company at any time from its establishment to the date of Closing (including any non-compliance with any applicable Laws or Contracts), including but not limited to any non-compliance with Laws related to personal information protection and data security, data authorization, or the failure to timely obtain any Consent or permit from any competent Governmental Authority in accordance with the applicable Laws, or the code resources is terminated or withdrew due to user complaints and illegal information sent by clients of the Group Companies which have a Material Adverse Effect on the Group Companies, (ii) any shortfall in the required statutory contributions to or withholdings of Social Insurance benefits and/or mandatory housing fund and any shortfall in any withholding of the individual income tax by any Group Company as well as any fines, penalties and interest (whether accrued before or after the Closing) imposed on any Group Company by relevant Governmental Authority as a result of any such shortfall, (iii) any claim made by any Person in relation to the shareholding of any Group Company, (iv) any action, suit, arbitration or other legal proceeding, pending or threatened, due to the facts existing prior to the Closing even if the liability is actually incurred after the Closing, (v) any infringement, violation or misappropriation of any Intellectual Property of any third party by any Group Company, (vi) the execution of the Cooperation Documents, (vii) any Liability attributable to the non-compliance of anti-bribery by any Warrantor, (viii) any Liability attributable to the non-compliance of any commitment made to any third party (including but not limited to his/her former Employer) or the any agreement concluded with any third party (including but not limited to his/her former Employer), or (ix) any Liability attributable to any breach, representations, covenants, or obligations of the “Warrantors” as defined in any Prior Purchase Agreements, or any claim made by any previous investor of the Company in relation to the forgoing.

11.4        Notwithstanding anything to the contrary herein and/or in any other Transaction Documents,

(a)           in any event, the aggregate indemnification amount by all the Warrantors to any Series F Investor (together with the Indemnitees associates with it) under the Transaction Documents shall not exceed the Purchase Price actually paid by such Series F Investor, provided that the aforementioned provisions of this Section 11.4(a) shall not limit the Warrantors’ liabilities for any claim or Loss in respect of (i) any fraud or willful misconduct or wilful concealment or intentional misrepresentation by any of the Warrantors; or (ii) any intentional breach or intentional non-performance by any of the Warrantors of any covenant or obligation in this Agreement or other Transaction Documents; provided further that the Series F Redemption Price under Article 8.5 and Series F Preference Amount under Article 8.5 of the Memorandum and Articles, as well as any Loss suffered or incurred by such Series F Investor arising out of or resulting from the breach of the non-compete obligation under the Transaction Documents by any of the Warrantors shall not be subject to the foregoing amount limitation. Notwithstanding the foregoing, each Indemnitee shall make the indemnification claim to the Warrantors only after its respective Loss accrues to an amount no less than US$100,000 under which circumstance the Warrantors shall indemnify such Indemnitee from the first US Dollar; provided that any Loss suffered or incurred by such Series F Investor arising out of or resulting from the breach of the covenant under Section 7.7 of this Agreement by any of the Warrantors and the Warrantors’ liabilities for any claim or Loss in respect of (i) any fraud or willful misconduct or wilful concealment or intentional misrepresentation by any of the Warrantors or (ii) any intentional breach or intentional non-performance by any of the Warrantors of any covenant or obligation in this Agreement or other Transaction Documents shall not be subject to such amount limitation;

(b)           notwithstanding anything to the contrary herein or elsewhere in other Transaction Documents, no Indemnitee (together with their associates) may seek indemnification from any of the Principals until the expiration of thirty (30) days after the final arbitral award in favor of such Indemnitee comes into force without first seeking the same from all of the other Warrantors (other than the Principals) within the thirty (30) days after the final arbitral award in favor of such Indemnitee comes into force. Each Principal or Holding Company’s indemnification obligations pursuant to this Section 11 shall be limited to the Equity Securities held by such Principal or Holding Company directly or indirectly in the Group Companies.  In computing the number of such Equity Securities to be transferred hereunder to any Indemnitee to satisfy any indemnification of the Principal or Holding Company under this Section 11, the value of such Equity Securities shall be the fair market value thereof at the time of the indemnification claim as determined in good faith by the Board, or if the determination of the Board has been challenged by any relevant party, by valuation of an independent third party firm. Except for (i) any fraud or willful misconduct, wilful concealment, intentional misrepresentation by any Principal; or (ii) any intentional and material breach or intentional and material non-performance by any Principal of any covenant or obligation in this Agreement or other Transaction Documents, the aggregate indemnification amount by such Principal to all the Indemnitees (together with their associates) under the Transaction Documents shall not exceed the fair market value of the Equity Securities in the Group Companies directly or indirectly held by such Principal; and

(c)           each Warrantor shall be obligated to indemnify for the same Loss only once even if a claim for indemnification in respect of such Loss has been made as a result of a breach of more than one representation, warranty, covenant or agreement contained in this Agreement and/or in any other Transaction Documents.

12.          Miscellaneous.

12.1        Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents (it being understood that no Party shall be obligated to grant any waiver of any condition or other waiver hereunder).

12.2        Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions.  This Agreement and the rights and obligations therein may not be assigned by any Party hereto (other than the Series F Investors) without the prior written consent of all the Series F Investors.  The rights of the Series F Investors hereunder (including, without limitation, registration rights) are assignable to an Affiliate or any third party (other than to the competitors, and the list of such competitors is provided in Schedule C of the Right of First Refusal & Co-Sale Agreement).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Unless otherwise provided herein, a Person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong), to enforce any terms of this Agreement.

12.3        Governing Law.  This Agreement shall be governed by and construed under the Laws of the Hong Kong, without regard to principles of conflict of laws thereunder.

12.4        Dispute Resolution.

(i)            Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)           The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The claimant in the Dispute shall choose one (1) arbitrator, and the respondent shall choose one (1) arbitrator. The HKIAC Council shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the arbitration notice set forth in Section 12.4(i) above is given, the relevant appointment shall be made by the HKIAC Council.

(iii)          The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv)          Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)           The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)          The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive Law.

(vii)         Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)        During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12.5        Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second- day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule V (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

12.6        Survival of Warranties.  The representations and warranties of the Warrantors contained in this Agreement shall survive the Closing Date until the two anniversary of the Closing Date, provided, however, that the representations and warranties contained in Sections 3.1 through 3.7 and Section 3.9 hereof shall survive until the expiration of the applicable statute of limitation under applicable Laws. For the avoidance of doubt, under PRC Tax Laws and relevant regulations, where the Group Companies fail to pay or underpays taxes owing to their own miscalculation or other faults (as defined in the applicable Laws), the statute of limitation is three years; under special circumstances (as defined in the applicable Laws), the time limit for recovering the taxes in arrears may be extended to five years; in transfer pricing cases (as defined in the applicable Laws), the statute of limitations is ten years; in the case of tax fraud, evasion, or refusal to pay tax, the statute of limitation is indefinite.

12.7        Rights Cumulative; Specific Performance.  Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.  Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

12.8        Fees and Expenses.  Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.  Notwithstanding anything to the contrary herein, if the Closing (with respect to Tencent) occurs, the Company shall reimburse Tencent of all reasonable, out-of-pocket documented professional fees, costs and expenses incurred by it in connection with the conduct of its legal and financial due diligence and its negotiation, preparation, execution and performance of this Agreement and any other Transaction Documents hereunder and thereunder (the “Expenses”), provided however that in no event shall the Expenses exceed RMB 400,000.

12.9        Finder’s Fee.  Each Warrantor agrees, jointly and severally, to indemnify and hold harmless the Series F Investors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible (if any).

12.10      Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

12.11      Amendments and Waivers.  Any term of this Agreement may be amended, only with the written consent of each of (i) the Company, (ii) the holders of a majority of the voting power of the Ordinary Shares held by the Principals who are then employees of the Company and their Holding Companies, and (iii) all the Series F Investors.  Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto.  Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

12.12      No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

12.13      Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

12.14      No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

12.15      Headings and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and “month” means calendar month, (viii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ix) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xv) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, and (xvi) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

12.16      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile or e-mailed copies of signatures or that in electronic PDF format shall be deemed to be originals for purposes of the effectiveness of this Agreement.

12.17      Entire Agreement.  This Agreement and the other Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

12.18      Use of English Language.  This Agreement has been executed and delivered in the English language.  Any translation of this Agreement into another language shall have no interpretive effect.  All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Cloopen Group Holding Limited

	By:	/s/ SUN Changxun
	Name:	SUN Changxun
	Title:	Director

Cloopen Limited (云通讯（香港）有限公司)

	By:	/s/ SUN Changxun /s/ Seal
	Name:	SUN Changxun
	Title:	Director

Anxun Guantong (Beijing) Technology Co., Ltd. (安迅冠通（北京）科技有限公司)

	By:	/s/ SUN Changxun /s/ Seal
	Name:	SUN Changxun
	Title:	Legal Representative

Beijing Ronglian Yitong Information Technology Co. Ltd. (北京容联易通信息技术有限公司)

	By:	/s/ SUN Changxun /s/ Seal
	Name:	SUN Changxun
	Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Beijing Jianhongzhou Information Technology Co., Ltd. (北京健鸿舟信息技术有限公司)

By:	/s/ LI Hao /s/ Seal
Name:	LI Hao
Title:	Legal Representative

Beijing Ronglian Jiechang Information Technology Co., Ltd. (北京容联捷畅信息技术有限公司)

By:	/s/ LI Hao /s/ Seal
Name:	LI Hao
Title:	Legal Representative

Beijing Huiya Huanyu Information Technology Co., Ltd. (北京汇亚环宇信息技术有限公司)

By:	/s/ LUO Cheng /s/ Seal
Name:	LUO Cheng
Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Beijing Zhonghong Digital Technology Co., Ltd. (北京中鸿数联科技有限公司)

By:	/s/ LI Hao /s/ Seal
Name:	LI Hao
Title:	Legal Representative

Zhejiang Yunpai Network Technology Co., Ltd. (浙江云派网络科技有限公司)

By:	/s/ HAN Dong /s/ Seal
Name:	HAN Dong
Title:	Legal Representative

Beijing Ronglian Qimo Technology Co., Ltd. (北京容联七陌科技有限公司)

By:	/s/ CHEN Guang /s/ Seal
Name:	CHEN Guang
Title:	Legal Representative

Hangzhou Xiaojing Technology Co., Ltd. (杭州啸京科技有限公司)

By:	/s/ HAN Dong /s/ Seal
Name:	HAN Dong
Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Shanxi Yibo Yuntian Technology Information Co., Ltd. (山西易博云天科技信息有限公司)

By:	/s/ HAN Dong /s/ Seal
Name:	HAN Dong
Title:	Legal Representative

Henan Xiaohe Network Technology Co., Ltd. (河南小荷网络科技有限公司)

By:	/s/ YANG Xiaodong /s/ Seal
Name:	YANG Xiaodong
Title:	Legal Representative

Beijing Ruiyin Communication Technology Co., Ltd. (北京锐音通信技术有限公司)

By:	/s/ HAN Dong /s/ Seal
Name:	HAN Dong
Title:	Legal Representative

Wuhan Ronglian Yuntong Information Technology Co., Ltd. (武汉容联云通信息技术有限公司)

By:	/s/ SUN Changxun /s/ Seal
Name:	SUN Changxun
Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Beijing Baiyi High-Tech Information Technology Co., Ltd. (北京百益高科信息技术有限公司)

By:	/s/ WANG Lijun /s/ Seal
Name:	WANG Lijun
Title:	Legal Representative

Guizhou Rongxun Information Technology Co., Ltd.(贵州容迅信息技术有限公司)

By:	/s/ XU Zhiqiang /s/ seal
Name:	XU Zhiqiang
Title:	Legal Representative

Guangzhou Yunyi Hulian Technology Co., Ltd. (广州云易互联科技有限公司)

By:	/s/ XIA Bin /s/ Seal
Name:	XIA Bin
Title:	Legal Representative

Henan Junda Network Technology Co., Ltd. (河南俊达网络科技有限公司)
By:	/s/ GU Cheng /s/ Seal
Name:	GU Cheng
Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

Beijing Ronglian Huitong Information Technology Co., Ltd.（北京容联汇通信息技术有限公司）

By:	/s/ SUN Changxun /s/ Seal
Name:	SUN Changxun
Title:	Legal Representative

Beijing Ronglian Guanghui Technology Co., Ltd.（北京容联光辉科技有限公司）

By:	/s/ SUN Changxun /s/ Seal
Name:	SUN Changxun
Title:	Legal Representative

Shenzhen Zhongtian Wangjing Technology Co., Ltd.（深圳市中天网景科技有限公司）

By:	/s/ DENG Muchao /s/ Seal
Name:	DENG Muchao
Title:	Legal Representative

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned acknowledge that (i) before entering into this Agreement they have had the opportunity to consult with an attorney and tax advisor of their choice and are not relying on any counsel or advisor of the Series F Investor, (ii) no promises or representations have been made to any of them by any Person to induce them to enter into this Agreement other than the express terms set forth herein, and (iii) each of them has read this Agreement and understands all of its terms.

签字人在此确认：(i)在签署本协议之前，其有机会向其自行选择的律师和税务顾问进行咨询，并未依赖任何投资人的律师或顾问的意见；(ii)除本协议的明示规定的各项条款外，任何人未曾向其做出承诺或陈述以诱使其签署本协议；及(iii)其已阅读本协议并理解本协议的全部条款。

PRINCIPALS:

/s/ SUN Changxun (孙昌勋)
SUN Changxun (孙昌勋)

/s/ LI Xiaoguang (李晓光)
LI Xiaoguang (李晓光)

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HOLDING COMPANIES:

Cloopen Co., Ltd

By:	/s/ SUN Changxun
Name:	SUN Changxun
Title:	Director

Wisdom Legend Investment Limited

By:	/s/ LI Xiaoguang
Name:	LI Xiaoguang
Title:	Director

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Image Frame Investment (HK) Limited

By:	/s/ Huateng Ma
Name:	Huateng Ma
Title:

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

VM EDU Fund I, L.P.

By:	/s/ Ching CHIU
Name:	Ching CHIU
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Parantoux Vintage PE Ltd.

By:	/s/ Yang Diao
Name:	Yang Diao
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

CloudAlpha Master Fund

By:	/s/ Yang Jin
Name:	Yang Jin
Title:	Director

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Mirae Asset Growth 1 Investment Company Limited

By:	/s/ Sungwon Song
Name:	SUNGWON SONG
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Mirae Asset New Economy Fund L.P.

By:	/s/ Jinyin Wang
Name:	Jinyin Wang
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Mirae Asset Securities (HK) Limited

By:	/s/ Kim Sang Joon
Name:	KIM SANG JOON
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES F INVESTORS:

Novo Investment HK Limited

By:	/s/ Zhang, Ying
Name:	Zhang, Ying
Title:	Authorized Signatory

[Signature Page to Cloopen Series F Share Purchase Agreement]

SCHEDULE I
List of Domestic Company’s Wholly Owned Subsidiaries

Cloopen Series F Share Purchase Agreement — Schedule I

SCHEDULE II
List of Principals and Holding Companies

Cloopen SeriesF Share Purchase Agreement — Schedule II

SCHEDULE III

List of Series F Investors

Cloopen Series F Share Purchase Agreement — Schedule III

SCHEDULE IV
 LIST OF KEY EMPLOYEES

Cloopen Series F Share Purchase Agreement — Schedule IV

SCHEDULE V
ADDRESS FOR NOTICES

Cloopen Series F Share Purchase Agreement – Schedule V

SCHEDULE VI
CAPITAL TABLE IMMEDIATELY PRIOR TO THE CLOSING

Cloopen Series F Share Purchase Agreement — Schedule VI

CAPITAL TABLE IMMEDIATELY AFTER THE CLOSING

CAPITAL TABLE IMMEDIATELY AFTER THE EXERCISE OF CVC WARRANT

SCHEDULE VII
DISCLOSURE SCHEDULE

Cloopen Series F Share Purchase Agreement — Schedule VII

EXHIBIT A
FORM OF THE SEVENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION AND THE SEVENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

Cloopen Series F Share Purchase Agreement — Exhibit A

EXHIBIT B
FORM OF SIXTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL & CO-SALE AGREEMENT

Cloopen Series F Share  Purchase Agreement — Exhibit B

EXHIBIT C
FORM OF SIXTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT D
FORM OF SIXTH AMENDED AND RESTATED SHARE RESTRICTION AGREEMENT

Cloopen Series E Share and Warrant Purchase Agreement — Exhibit D

EXHIBIT E
FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT F
CVC WARRANT